 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WEST BANCORPORATION, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Fellow Stockholders:

Please join us in person for our Annual Meeting. We will review the progress of the Company and answer questions during the meeting. If a quorum of stockholders is represented at the meeting, the following matters will be presented for votes:

Items of Business		About the Meeting
Item 1.	The The election of 13 directors to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;	Meeting Date: Time:	April 28, 2022 4:00 p.m. Central time
Item 2.	The approval, on a nonbinding basis, of the 2021 compensation of the named executive officers disclosed in the proxy statement;	Address:	David L. Miller Conference Center 1601 22nd Street West Des Moines, IA 50266
Item 3.	The ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2022; and
		Record Date:	February 18, 2022
Item 4.	All other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2021 and the proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.westbankstrong.com. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. The notice is first being mailed to stockholders and we intend to provide access to the proxy materials to the stockholders of record beginning on or about March 10, 2022.

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the meeting by following the instructions from your Notice of Internet Availability or proxy card, as applicable.

Vote Online 8	Vote by Phone (	Vote by Mail *
Before the meeting: www.proxyvote.com	1-800-690-6903	If you request to receive your proxy materials by mail, sign, date and return your proxy card in the envelope provided.

Thank you for your interest in our Company.

For the Board of Directors,

 /s/ James W. Noyce

James W. Noyce
Board Chair
West Bancorporation, Inc.
March 10, 2022

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PROXY SUMMARY

This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire proxy statement before voting. For more information regarding the Company’s 2021 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

PROPOSAL 1. Election of Directors.	Our Board recommends a vote FOR each director nominee.

					Committee
					Company				Bank
Director Nominees	Age	Director Since	Principal Occupation	Location	AC	CC	NCG	RC	DL	TR
Patrick J. Donovan	68	2019	Retired	St. Paul, MN				M	M
Lisa J. Elming	61	2021	Retired	Johnston, IA				M		M
Steven K. Gaer	61	2011	Chief Operating Officer and General Counsel, R&R Realty Group	West Des Moines, IA		C			M
Michael J. Gerdin	52	2013	Chairman and Chief Executive Officer, Heartland Express, Inc.	North Liberty, IA		M
Douglas R. Gulling	68	2022	Retired Chief Financial Officer, Executive Vice President, Treasurer of the Company and Chief Financial Officer, Executive Vice President of West Bank	Urbandale, IA				M	M
Sean P. McMurray	54	2013	Chief Technology Officer - Emeritus, Businessolver, Inc.	Clive, IA		M		C
George D. Milligan	65	2005	President, The Graham Group, Inc.	Des Moines, IA			C		C
David D. Nelson	61	2010	Chief Executive Officer and President of the Company, and Chair and Chief Executive Officer of West Bank	West Des Moines, IA					M
James W. Noyce	66	2009	Chair of the Company	West Des Moines, IA	M		M
Rosemary Parson	64	-	Senior Vice President of Policy Administration and Community Relations, EquiTrust Life Insurance Company	Urbandale, IA
Steven T. Schuler	70	2018	Retired	Urbandale, IA	C	M
Therese M. Vaughan	65	2019	Professional Director of the Vaughan Institute of Risk Management, University of Iowa	Des Moines, IA	M		M			M
Philip Jason Worth	50	2013	President, Gilcrest/Jewett Lumber Company	West Des Moines, IA					M	C
AC = Audit Committee; CC = Compensation Committee; NCG = Nominating and Corporate Governance Committee;
RC = Risk Management and Information Technology Committee; DL = Directors Loan Committee; TR = Trust Committee;
C = Chair; M = Member.

All director nominees are independent, except for Mr. Nelson and Mr. Gulling.

Corporate Governance Highlights

✓	The positions of Chair and Chief Executive Officer are separately held.
✓	Our Chair is independent.
✓	We impose a director age limit of 73.
✓	Only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance committees of the Company Board.
✓	Executive sessions of the independent directors are held at all in-person Board meetings.
✓	Annual Board and committee performance evaluations are conducted.
✓	Ongoing and active risk oversight is performed by a separate risk management committee.
✓	We consider diversity of Board composition, including each director’s skills, expertise, experience, gender, race and ethnicity.

PROPOSAL 2. Approve the 2021 compensation of the Company’s named executive officers.	Our Board recommends a vote FOR this proposal.

In consultation with a third-party compensation consultant, the Company structured its 2021 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. The executive compensation program principles include pay for performance, a balanced mix of fixed and at-risk compensation and market-competitive pay opportunities. The target total direct compensation mix evidences a strong pay-for-performance culture with a significant amount of named executive officer pay at-risk.

Executive Compensation Highlights

Element	Base Salary	Annual Cash Incentives	Long-Term Equity Incentives	Other
CEO Mix %	47%	25%	25%	3%
Average Other NEO Mix %	38%	20%	36%	6%
Highlights
•Fixed compensation set to be competitive within our industry.
•Adjusted annually based on numerous factors, including scope of an executive officer’s responsibilities, demonstrated performance and relevant market data.
•2021 adjustment was 4.9 percent for the CEO and 3.8 percent for the other NEOs.

•Annual cash bonus opportunity intended to motivate and reward executives for the achievement of certain business goals and strategies.
•Primarily based on:
•the Company’s net profit and
•the Company’s performance relative to its peer group based on return on average equity, efficiency ratio and Texas ratio.
•No changes have been made to the maximum eligible amount of cash bonus for 2021, which has been 60 percent of base salary for several years.

•Award of time-based and performance-based RSUs that incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.
•The total number of RSUs granted in 2021 remained the same as in prior years.
•In 2021, grants for our NEOs were 50 percent performance-based and 50 percent time-based RSUs.
•The 2021 time-based RSUs vest ratably over five years.
•The 2021 performance-based RSUs cliff vest at the end of three years in accordance with the award performance criteria.

Compensation Program Highlights

✓	We pay for performance.
✓	We align executives’ financial interests with stockholders’ interests.
✓	Our programs support the Company’s and West Bank’s values, strategy and development of employees.
✓	Our compensation practices foster a team approach among named executive officers.
✓	Our compensation practices attract and retain leaders capable of delivering superior business results.
✓	We provide competitive cash and total compensation opportunities and benefits.
✓	We adhere to the highest legal and ethical standards.

PROPOSAL 3. Ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2022.	Our Board recommends a vote FOR this proposal.

The Audit Committee of the Board has reappointed RSM US LLP (“RSM”), independent certified public accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2022. RSM will conduct the annual audit of the Company and its subsidiary for 2022. RSM has served as the Company’s independent registered public accounting firm since 1998. The Company is asking its stockholders to ratify the appointment of RSM as the Company’s independent registered public accounting firm for 2022.

PROXY STATEMENT

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WEST BANCORPORATION, INC.

1601 22nd Street
West Des Moines, Iowa  50266

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 28, 2022

This proxy statement is being furnished to our stockholders in connection with the solicitation by the Board of Directors (the “Board”) of West Bancorporation, Inc. (the “Company”) of proxies to be used at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will be held in the David L. Miller Conference Center at the Company’s headquarters located at 1601 22nd Street, West Des Moines, Iowa on April 28, 2022, at 4:00 p.m. Central time, and at any and all adjournments thereof. Copies of the Company’s 2021 summary annual report to stockholders and Form 10-K containing the annual report to stockholders, including our consolidated financial statements for the fiscal year ended December 31, 2021, accompany this proxy statement. This proxy statement, form of proxy, and other accompanying materials are first being provided to stockholders on or about March 10, 2022.

We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2021 and the proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice.

QUESTIONS AND ANSWERS

What is a proxy statement?	A proxy statement is a document required by the Securities and Exchange Commission (the “SEC”) that, among other things, explains the items on which you are asked to vote on at the Annual Meeting.
Why did I receive access to this proxy statement and proxy card?
We have made the proxy materials available to you over the internet because you were a stockholder of record of the Company at the close of business on February 18, 2022 (the “Record Date”). As a stockholder of record on the Record Date, you are entitled to vote at the Annual Meeting. This proxy statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning those matters to assist you in making an informed decision on each matter.

If you vote pursuant to the instructions set forth in the notice and herein, you appoint the proxy holders as your representatives at the Annual Meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 10, 2022, we sent our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

What matters will be voted on at the meeting?
You are being asked to vote on the following matters proposed by our Board:

(1)the election of 13 directors to serve on the Board until the next annual meeting of stockholders and until their successors are elected and qualified;
(2)the approval, on a nonbinding basis, of the 2021 compensation of the named executive officers, commonly known as a “say-on-pay” proposal; and
(3)the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2022 fiscal year.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be voted on at the Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on such matters in a manner they consider appropriate.

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How do I vote?
After reviewing this document, please submit your proxy using any of the voting methods indicated on the notice. You may vote by telephone, by internet, by mail if you complete, sign, date and mail the proxy card you received in the mail, if you received paper copies of the proxy materials, or in person at the Annual Meeting. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your proxy card promptly in the enclosed envelope, or through the internet or via telephone by following the instructions on the proxy card.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all 13 nominees named in this proxy statement, “FOR” the approval of the say-on-pay proposal and “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2022 fiscal year.

If you are a beneficial owner and a broker or other fiduciary is the record holder of your shares (which is usually referred to as “street name” ownership), then you received this proxy statement from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares in the manner you direct.

If you want to vote in person, please come to the Annual Meeting. We will distribute ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to arrange to obtain a legal proxy from the record holder to vote in person at the meeting. Even if you plan to attend the Annual Meeting, we ask that you complete and return your proxy card or vote via the internet or by telephone in advance of the Annual Meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?	If your broker holds your shares in its name and you have not provided voting instructions for your shares, your broker may choose to either leave your shares unvoted or vote your shares on certain “routine” matters on which the broker is deemed to have discretionary voting authority. The ratification of the appointment of a company’s independent registered public accounting firm is considered a routine matter, while the election of directors and the approval of say-on-pay proposals are considered nonroutine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM US LLP as our independent registered public accounting firm but will not be permitted to vote on the election of directors or the approval of the say-on-pay proposal. If your broker does not receive instructions from you on how to vote on a particular matter on which your broker does not have discretionary authority to vote, your broker will return the proxy to us indicating the broker does not have authority to vote on these matters. This is referred to as a “broker non-vote” with respect to the nonroutine matters and will affect the outcome of the voting as described below under “What options do I have in voting on each of the proposals?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters brought before the Annual Meeting.
If I hold shares in the West Bancorporation 401(k) retirement plan, who votes my shares?	If you are a holder of stock in the Company’s 401(k) retirement plan (the “Plan”), you can direct the trustee of the Plan (the “Trustee”) how to vote the number of shares you hold in the Plan for each proposal included in this proxy statement. If you do not provide timely voting directions to the Trustee, then the Trustee shall vote the shares held for your benefit in the same proportion as those shares of stock held in the Plan for which the Trustee has received proper directions for voting.
What if I change my mind after I return my proxy?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close for the meeting. You may do this by:

•signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•timely submitting another proxy via the internet;
•timely submitting another proxy via telephone;
•sending notice to us at the address below that you are revoking your proxy; or
•voting in person at the meeting.

All written notices of revocation and other written communications with respect to revocation of proxies should be sent to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker.

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How many votes do we need to hold the Annual Meeting?
The holders of a majority of the outstanding shares of the Company entitled to vote as of the Record Date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:

•has properly submitted a signed proxy card or other form of proxy (through the internet or telephone); or
•attends the Annual Meeting in person.

Shares of common stock held by stockholders abstaining from voting but otherwise present at the meeting in person or by proxy, votes withheld, and broker non-votes are included in determining whether a quorum is present. On the Record Date, there were 16,554,846 shares of common stock issued and outstanding, all of which were entitled to vote. Therefore, at least 8,277,424 shares need to be present, in person or by proxy, at the Annual Meeting to conduct business. Each share of common stock is entitled to one vote.

What happens if a nominee is unable to stand for re-election?
The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee at the discretion of the proxy holders. Proxies cannot be voted for more than 13 nominees. We have no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?
The directors are elected by a plurality of the votes cast by the shares entitled to vote, and the 13 nominees receiving the greatest number of votes cast “FOR” their election will be elected as directors of the Company. Votes withheld from any nominee will have no effect on the election of directors if the number of nominees is not greater than the number of directors to be elected due to the fact that such elections are by a plurality of the votes cast.

The number of votes cast “FOR” the proposal must exceed the number of votes cast “against” such proposal to approve the say-on-pay proposal and the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The vote on our executive compensation is advisory and is not binding on the directors of the Company. However, the Compensation Committee of the Board will consider stockholder votes in establishing our compensation plans for subsequent years.

Broker non-votes and abstentions will not be counted as votes cast, but will count for purposes of determining whether a quorum is present. So long as a quorum is present, broker non-votes and abstentions will have no effect on the outcome of the matters to be presented for a vote at the Annual Meeting.

Where do I find the voting results of the Annual Meeting?	We will announce preliminary voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting.
Who bears the cost of soliciting proxies?	The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees, without extra compensation, may solicit proxies in person, via email or by telephone. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE, OR RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

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Proposal 1. Election of Directors.

The Company’s Bylaws provide that the number of directors of the Company shall not be less than 5 nor greater than 15. At the July 28, 2021 Board meeting, the Board increased the size of the Board from 11 to 12 and Douglas R. Gulling was appointed to fill the new seat effective January 1, 2022. The Board currently consists of 12 members. The Board has considered and nominated all of the current directors for election at the Annual Meeting. The Board has also nominated a new nominee, Rosemary Parson, and increased the size of the Board to 13 members effective at the Annual Meeting. Proxies cannot be voted for more than 13 persons.

The term for directors is until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation, removal from office, death or incapacitation.

If any nominee or nominees shall become unavailable for election, it is intended that the size of the Board will be reduced accordingly, provided that the number of nominees shall not be less than five. Any stockholder has the option to withhold authority to vote for any or all nominees. Votes withheld from any nominee will have no effect on the election of directors if the number of nominees is not greater than the number of directors to be elected due to the fact that such elections are by a plurality of the votes cast.

The Board recommends a vote “FOR” each of the nominees listed in the table below. Properly executed proxies will be voted “FOR” the election of the listed individuals, unless contrary instructions are given.

Information concerning the nominees, including their ages, year first elected as a director of the Company, principal occupation, current assignments on Company committees and description of experience are set forth below. Unless otherwise noted, the nominees have been employed in their principal occupation with the same organization for at least the last five years. All the nominees are currently serving as directors of the Company and as directors of the Company’s wholly-owned subsidiary, West Bank, except Rosemary Parson.

Director Nominees	Age	Director Since	Principal Occupation	Location
Patrick J. Donovan	68	2019	Retired	St. Paul, MN
Lisa J. Elming	61	2021	Retired	Johnston, IA
Steven K. Gaer	61	2011	Chief Operating Officer and General Counsel, R&R Realty Group	West Des Moines, IA
Michael J. Gerdin	52	2013	Chairman and Chief Executive Officer, Heartland Express, Inc.	North Liberty, IA
Douglas R. Gulling(1)	68	2022	Retired Chief Financial Officer, Executive Vice President, Treasurer of the Company and Chief Financial Officer, Executive Vice President of West Bank	Urbandale, IA
Sean P. McMurray	54	2013	Chief Technology Officer - Emeritus, Businessolver, Inc.	Clive, IA
George D. Milligan	65	2005	President, The Graham Group, Inc.	Des Moines, IA
David D. Nelson	61	2010	Chief Executive Officer and President of the Company, and Chair and Chief Executive Officer of West Bank	West Des Moines, IA
James W. Noyce	66	2009	Chair of the Company	West Des Moines, IA
Rosemary Parson	64	—	Senior Vice President of Policy Administration and Community Relations, EquiTrust Life Insurance Company	Urbandale, IA
Steven T. Schuler	70	2018	Retired	Urbandale, IA
Therese M. Vaughan	65	2019	Professional Director of the Vaughan Institute of Risk Management, University of Iowa	Des Moines, IA
Philip Jason Worth	50	2013	President, Gilcrest/Jewett Lumber Company	West Des Moines, IA

(1) Mr. Gulling was appointed to the Company’s Board of Directors effective January 1, 2022.

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Patrick J. Donovan	Age:	68
St. Paul, Minnesota	Director of the Company Since:	2019
	Director of West Bank Since:	2019
	2021 Committee:	Risk Management and Information Technology

*Prior to retirement, Mr. Donovan was the President and Chief Executive Officer and a board member of Bremer Financial Corporation, a $13 billion regional financial services company with locations throughout Minnesota, North Dakota and Wisconsin. He started with Bremer in 2003 as its Chief Operating Officer and became its Chief Executive Officer and a board member in 2009. He retired from Bremer on December 31, 2016.

*Mr. Donovan is a former member of the Federal Advisory Council for the Board of Governors of the Federal Reserve System.
*We consider Mr. Donovan to be a qualified candidate for service on the Board and committee on which he serves because of his extensive background in the banking industry spanning nearly four decades and his familiarity with the Minnesota business community.

Lisa J. Elming	Age:	61
Johnston, Iowa	Director of the Company since:	2021
	Director of West Bank Since:	2021
	2021 Committee:	Risk Management and Information Technology

*Prior to her retirement, Ms. Elming was the Director of Information Technology at Pioneer Hybrid International, a publicly traded global provider of seeds and agriculture services, from 2012 to 2017, where she led the information technology team that supported all Pioneer business activities in the United States, Mexico and Brazil. Pioneer is now part of Corteva Agriscience.

*We consider Ms. Elming to be a qualified candidate for service on the Board and committee on which she serves because of her extensive knowledge and over 35 years of experience as an information technology expert.

Steven K. Gaer	Age:	61
West Des Moines, Iowa	Director of the Company since:	2011
	Director of West Bank Since:	2011
	2021 Committee:	Compensation
*Mr. Gaer is the Chief Operating Officer and General Counsel for R&R Realty Group, Iowa’s largest commercial real estate development, management and investment company.
*Mr. Gaer was the Mayor of the City of West Des Moines, Iowa, a position he held from April 2007 until December 2021.
*We consider Mr. Gaer to be a qualified candidate for service on the Board and committee on which he serves because of his extensive knowledge of commercial real estate structuring, development, financing and underwriting.

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Michael J. Gerdin	Age:	52
North Liberty, Iowa	Director of the Company Since:	2013
	Director of West Bank Since:	2013
	2021 Committee:	Compensation
*Mr. Gerdin is the Chairman and Chief Executive Officer and a director of Heartland Express, Inc., a publicly traded short-to-medium haul truckload carrier with corporate headquarters in North Liberty, Iowa.

*We consider Mr. Gerdin to be a qualified candidate for service on the Board and committee on which he serves because of his extensive experience as the head of a public company and his familiarity with the eastern Iowa business community.

Douglas R. Gulling	Age:	68
Urbandale, Iowa	Director of the Company Since:	2022
	Director of West Bank Since:	2005
	2021 Committee:	—
*Mr. Gulling is the retired Chief Financial Officer, Executive Vice President and Treasurer of the Company. His retirement was effective December 31, 2021. In 2022, Mr. Gulling remains a non-executive employee of West Bank.

*We consider Mr. Gulling to be a qualified candidate for service on the Board and committee on which he will serve because of his experience as the retired Chief Financial Officer and Executive Vice President of the Company and his extensive experience in banking. Mr. Gulling began serving on the Risk Management and Information Technology Committee upon his appointment to the Board in January 2022. Mr. Gulling is a Certified Public Accountant (inactive).

Sean P. McMurray	Age:	54
Clive, Iowa	Director of the Company Since:	2013
	Director of West Bank Since:	2013
	2021 Committees:	· Compensation · Risk Management and Information Technology
*Mr. McMurray is the Chief Technology Officer - Emeritus of Businessolver, Inc., a position he has held since 2017. Businessolver, Inc. is a human resources benefits administration technology company that he helped found in 1998.

*Mr. McMurray was the Chief Executive Officer of AgSolver, Inc., a technology company, from May 2013 until October 2017.
*Mr. McMurray founded DataVision Resources and served as its Chief Executive Officer for 15 years until DataVision Resources was acquired by Equifax, Inc. in 2011. He served as a Senior Vice President at Equifax, Inc. until May 2013.

*Mr. McMurray helped to build and design the business platforms for Businessolver, Inc. and AgSolver, Inc.
*We consider Mr. McMurray to be a qualified candidate for service on the Board and committees on which he serves because of his extensive knowledge and experience as an information technology expert in a wide array of service industries.

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George D. Milligan	Age:	65
Des Moines, Iowa	Director of the Company Since:	2005
	Director of West Bank Since:	1994
	2021 Committee:	Nominating and Corporate Governance
*Mr. Milligan is the President of The Graham Group, Inc., a Des Moines, Iowa-based real estate development and investment company.
*Mr. Milligan is a board member and member of the audit committee, executive committee, nominating and governance committee and investment committee of the public company United Fire Group, Inc. of Cedar Rapids, Iowa, a property and casualty insurance company.

*We consider Mr. Milligan to be a qualified candidate for service on the Board and committee on which he serves because of his extensive knowledge of commercial real estate financing and underwriting.

David D. Nelson	Age:	61
West Des Moines, Iowa	Director of the Company Since:	2010
	Director of West Bank Since:	2010
	2021 Committee:	—
*Mr. Nelson is the Chief Executive Officer and President of the Company and Chair and Chief Executive Officer of West Bank.
*Prior to joining the Company on April 1, 2010, Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. He has more than 35 years of experience in commercial banking.

*We consider Mr. Nelson to be a qualified candidate for service on the Board because of his experience as the Chief Executive Officer and President of the Company, his extensive experience in banking and his strong backgrounds in customer relationship building, credit and leadership development.

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James W. Noyce	Age:	66
West Des Moines, Iowa	Director of the Company Since:	2009
	Director of West Bank Since:	2009
	2021 Committees:	· Audit · Nominating and Corporate Governance
*Mr. Noyce has been the Chair of the Company since April 2018 and was previously Vice Chairman from April 2017 to April 2018.
*Mr. Noyce has over 40 years of experience in the financial services industry and previously served as the Chief Executive Officer of FBL Financial Group, Inc., a publicly traded financial services company, and Farm Bureau Financial Services Companies from January 2007 through his retirement in April 2009, and Chief Financial Officer of these entities from January 1996 through December 2006. Prior to that, Mr. Noyce held various positions with FBL Financial Group, Inc. and Farm Bureau Financial Services Companies, including Controller and Vice President. He served on the Advisory Committee to Farm Bureau Bank for approximately seven years until May 2009.

*Mr. Noyce is the chairman of the public company United Fire Group, Inc. of Cedar Rapids, Iowa, a property and casualty insurance company. He also serves as a member of the audit, executive, compensation and nominating and governance committees.

*Mr. Noyce is an audit committee financial expert and served as Chair of the Audit Committee from April 2010 until April 2018. Mr. Noyce is a Certified Public Accountant (inactive), a Fellow of the Casualty Actuarial Society and an Associate of the Society of Actuaries.

*We consider Mr. Noyce to be a qualified candidate for service on the Board and committees on which he serves because of his knowledge and experience with public companies, his extensive financial services industry experience and his education and training as an accountant.

Rosemary Parson	Age:	64
Urbandale, Iowa	Director of the Company Since:	—
	Director of West Bank Since:	—
	2021 Committee:	—
*Ms. Parson has been the Senior Vice President of Policy Administration and Community Relations at EquiTrust Life Insurance Company since January 2014 and has been a vice president since 2003. As a charter member of the organization, Ms. Parson established business structures and operational practices. As the leader of administration, she oversees agency, new business, in force claims payout and call center administration.

*Ms. Parson serves on the board of the Community Foundation of Greater Des Moines.
*We consider Ms. Parson to be a qualified candidate for service on the Board and the committees on which she will serve because of her extensive experience as an executive leader in business operations in the financial services industry. Ms. Parson is expected to serve on the Risk Management and Information Technology Committee, as well as the Audit Committee upon her election to the Board.

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Steven T. Schuler	Age:	70
Urbandale, Iowa	Director of the Company Since:	2018
	Director of West Bank Since:	2018
	2021 Committees:	· Audit · Compensation
*Mr. Schuler was an executive officer of the Federal Home Loan Bank of Des Moines (the “FHLB”) from September 2006 through his retirement in January 2017. Mr. Schuler served as Executive Vice President and Chief Financial Officer of the FHLB from September 2006 until June 2015; Executive Vice President, Chief Financial Officer and Chief Operations Officer from June 2015 until June 2016; and Executive Vice President and Chief Operations Officer from June 2016 through his retirement in January 2017. Mr. Schuler had management responsibility for accounting and financial reporting, planning and budgeting, treasury and capital markets, information technology, facilities administration and business process management. Mr. Schuler was an independent contractor from January 2017 to December 2017.

*Prior to joining the FHLB, Mr. Schuler served in various accounting and financial management positions in the commercial banking and wireless technology industries. From 2001 to 2006, Mr. Schuler served as Chief Financial Officer, Treasurer and Secretary for Iowa Wireless Services, LLC. Mr. Schuler also previously served in various capacities, including Senior Vice President, Chief Financial Officer, Secretary and Treasurer with Brenton Banks, Inc., a publicly traded regional commercial banking company that was sold to Wells Fargo in 2000.

*Mr. Schuler is an audit committee financial expert and serves as Chair of the Audit Committee. Mr. Schuler is a Certified Public Accountant (inactive).
*We consider Mr. Schuler to be a qualified candidate for service on the Board and committees on which he serves because of his extensive experience with public companies, his knowledge of the financial services industry and his education and training as an accountant.

Therese M. Vaughan	Age:	65
Des Moines, Iowa	Director of the Company Since:	2019
	Director of West Bank Since:	2019
	2021 Committees:	· Audit · Nominating and Corporate Governance
*Dr. Vaughan is the Professional Director of the Vaughan Institute of Risk Management at the University of Iowa’s Tippie College of Business since September 1, 2021.
*Dr. Vaughan was an Executive in Residence at Drake University until August 2021. She was the Robb B. Kelley Visiting Distinguished Professor of Insurance and Actuarial Science at Drake University from August 2017 to August 2019. From June 2014 to June 2017, Dr. Vaughan served as the Interim Dean and then the Dean of Drake’s College of Business and Public Administration.

*Dr. Vaughan is a leading expert in insurance regulation, having served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012 and as Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa, from August 1994 to December 2004.

*Dr. Vaughan is an Associate of the Society of Actuaries, a Chartered Property Casualty Underwriter and an Associate of the Casualty Actuarial Society.
*Dr. Vaughan has served on the boards of directors of Verisk Analytics, Inc., a data analytics provider and public company, since February 2013, and Wellmark Blue Cross and Blue Shield since May 2013. Dr. Vaughan serves on the compensation, executive and nominating and governance committees for Verisk Analytics, Inc. and on the audit and compensation committees of Wellmark Blue Cross and Blue Shield. Dr. Vaughan also serves on the board of directors of American International Group, Inc., a public company that is a global organization, and currently serves on the compensation and management resources committee, as well as the risk and capital committee.

*Dr. Vaughan has previously served on the boards of directors of Validus Holdings, Ltd., an insurance company and public company, Principal Financial Group, Inc., an investment management company and public company, and Endurance Specialty Holdings Ltd., a holding company for insurance companies and a public company.

*Dr. Vaughan is an audit committee financial expert.
*We consider Dr. Vaughan to be a qualified candidate for service on the Board and committees on which she serves because of her extensive experience with public companies and her leadership in the financial services industry.

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Philip Jason Worth	Age:	50
West Des Moines, Iowa	Director of the Company Since:	2013
	Director of West Bank Since:	2011
	2021 Committee:	—
*Mr. Worth is the President of Gilcrest/Jewett Lumber Company, a position he has held since January 1, 2022. He previously served as General Manager. Gilcrest/Jewett Lumber Company supplies building materials to general contractors and homeowners in central and eastern Iowa and employs over 300 people at four retail locations. The company focuses on building strong, lasting relationships, extending and managing its own credit and staying active in the communities it serves.

*We consider Mr. Worth to be a qualified candidate for service on the Board because of his extensive knowledge of the real estate construction industry in the Company’s Iowa markets.

As noted above, with the exception of Mr. Gerdin, who is a director of Heartland Express, Inc., Mr. Milligan, who is a director of United Fire Group, Inc., Mr. Noyce, who is a director of United Fire Group, Inc., and Dr. Vaughan, who is a director of Verisk Analytics, Inc. and American International Group, Inc. and was a director of Validus Holdings, Ltd. until July 2018, none of the other above nominees holds a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or registered as an investment company under the Investment Company Act of 1940. No other directorships held by nominees in the past five years require disclosure.

None of the nominees for director or executive officers of the Company has any family relationship with any other nominees or with any executive officers of the Company. There are no arrangements or understandings between any of the nominees and any other person pursuant to which he or she was selected as a nominee.

The chart below summarizes the types of knowledge, skills and experiences each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. The absence of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography included previously in this proxy statement describes these qualifications and relevant experience in more detail.

	Donovan	Elming	Gaer	Gerdin	Gulling	McMurray	Milligan	Nelson	Noyce	Parson	Schuler	Vaughan	Worth
Business expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Banking/financial services experience	✓				✓	✓		✓	✓	✓	✓	✓
Financial expertise					✓			✓	✓		✓	✓
Community presence			✓	✓			✓	✓		✓			✓
Risk management	✓	✓			✓	✓		✓	✓	✓	✓	✓
Information technology		✓			✓	✓				✓
Public company executive or board experience	✓			✓	✓			✓	✓		✓	✓
Construction/commercial real estate expertise			✓				✓						✓
Government/public policy			✓									✓
Regulatory	✓				✓			✓				✓
Academia												✓

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On August 6, 2021, the SEC approved amendments to the Listing Rules of the Nasdaq Stock Market (“Nasdaq”) related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) requires each Nasdaq-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+ or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race and self-identification as LGBTQ+.

Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we will meet the requirements of that rule assuming the director nominees named in this proxy statement are elected and remain on the Board going forward, based on the self-identified characteristics of the director nominees. In the matrix below, we have provided the statistical information required by the Diverse Board Representation Rule as of December 31, 2021.

Board Diversity Matrix as of December 31, 2021
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	9	—	—
Park II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

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Proxy Statement Table of Contents
GOVERNANCE AND BOARD OF DIRECTORS

General

Generally, the Board oversees our business and monitors the performance of our executive officers and management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are scheduled for five times per year; special meetings which are held from time to time as necessary; strategic planning meetings which are held jointly with West Bank semi-annually; and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisors, such as our legal counsel, auditors and other consultants.

The Board currently has 12 directors and will have 13 directors after the Annual Meeting if all nominees set forth in this proxy statement are elected. The Board has determined that the following 10 current directors are “independent” as defined by the Nasdaq Listing Rule 5605(a)(2) and Item 407 of Regulation S-K: Donovan, Elming, Gaer, Gerdin, McMurray, Milligan, Noyce, Schuler, Vaughan and Worth. The Board has further determined that the independent directors do not have other relationships with the Company that prevent them from making objective, independent decisions. The Board has also determined that new nominee, Rosemary Parson, would be an independent director if elected. David D. Nelson is an executive officer of the Company and is not considered “independent.” Douglas R. Gulling, as a retired executive officer of the Company, is also not considered “independent.”

The Board held five regularly scheduled meetings and one organizational meeting in 2021. In addition, the Company’s Board and West Bank’s Board held two combined meetings for the purpose of strategic planning. All directors attended at least 75 percent of the full Board meetings and the meetings of any committees on which the director serves. Board members are encouraged to attend the annual meeting of stockholders, and all Board members who were directors at such time attended the 2021 annual meeting of stockholders, except for one.

Corporate Governance at a Glance

● Board independence...................	11 of our 13 directors will be independent, if all nominees are elected.
● Board performance.....................	The Board and committees annually assess their performance through self-evaluation.
● Board committees.......................	Only independent directors serve on committees of the Company Board, with the exception of Mr. Gulling who serves on the Risk Management and Information Technology Committee.
● Leadership structure...................	The positions of Chair and Chief Executive Officer are separately held.
● Risk oversight.............................	The Board is responsible for monitoring key risks and oversees management.
● Open communication.................	We encourage open communication among our stockholders, directors and management.
● Stock ownership.........................	Directors and the named executive officers are required to hold Company stock.
● Accountability to stockholders...	We elect all directors annually.
● Succession planning...................	The Board actively plans for our director and management succession.

The Board has established the following standing committees:
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
Risk Management and Information Technology Committee
The Board has adopted written charters for each standing committee. The charters may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (www.westbankstrong.com). The primary responsibilities of the committees are described on the following pages.

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Committees of the Board of Directors

Audit Committee	Members
•Four meetings held in 2021.
•Four separate executive sessions with internal and independent auditors in 2021.
•As required by the charter of the Audit Committee, the members of the Audit Committee are appointed by the Board. We expect Ms. Parson to serve on this committee following the Annual Meeting.
Steven T. Schuler, Chair
James W. Noyce
Therese M. Vaughan

•Each of the Audit Committee members is considered “independent” as defined by Nasdaq listing requirements and Rule 10A-3 of the Exchange Act, as required for audit committee membership. Mr. Schuler, Mr. Noyce and Dr. Vaughan are “audit committee financial experts,” as defined in the Sarbanes-Oxley Act of 2002 and related regulations, based on their level of education and work experience, as described previously in this proxy statement. Mr. Noyce also serves on the audit committee of another public company, United Fire Group, Inc.

Primary functions
•Selects the independent auditor.
•Reviews the Company’s financial reporting, internal control functions and risk assessment.
•Reviews its charter at least annually and recommends changes to the Board when it deems any changes are necessary.
•Has authority to retain special legal, accounting or other consultants as it deems appropriate or necessary.

•Reviews with the independent auditors the plan, scope and results of the auditors’ services and approves their fees.
•Prepared to meet privately at any other time at the request of the independent registered public accountants, internal auditors or members of management to review any special situation arising on any of the above subjects.

Compensation Committee	Members
•Three meetings held in 2021.
•As required by the Compensation Committee’s charter, the members of the Compensation Committee are elected annually by the independent directors of the Board.
•Each of the Compensation Committee members is considered “independent” as defined by Nasdaq listing requirements and “non-employee” directors under Section 16 of the Exchange Act and the rules promulgated thereunder.
Steven K. Gaer, Chair
Michael J. Gerdin
Sean P. McMurray
Steven T. Schuler

Primary functions
•Annually reviews the Company’s compensation and benefit programs, including compensation for the named executive officers.
•Determines the compensation plans for the named executive officers.
•May delegate any of its authorities to a sub-committee but has not done so to date.

•Makes compensation recommendations to the Board concerning the amount and the form of director compensation. The independent directors of the Board ultimately determine director compensation.
•Has authority to retain consultants and advisors, which it does periodically.
•Reviews matters relating to human capital management including company culture, talent development and diversity and inclusion initiatives.

The Compensation Committee has retained McLagan Partners, Inc. (“McLagan”), a highly specialized, industry-focused team within Aon’s Human Capital Solutions business, to provide the Compensation Committee with independent, objective analyses and professional opinions on executive compensation matters. McLagan has been determined by the Compensation Committee to be independent, reports directly to the Chair of the Compensation Committee and performs no other work for the Company.

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Nominating and Corporate Governance Committee	Members
•Five meetings held in 2021.
•As required by the Nominating and Corporate Governance Committee’s charter, the members of the Nominating and Corporate Governance Committee are elected annually by the independent directors of the Board.
•Each of the Nominating and Corporate Governance Committee members is considered “independent” as defined by Nasdaq listing requirements.
George D. Milligan, Chair
James W. Noyce
Therese M. Vaughan

Primary functions
•Makes recommendations to the Board regarding the composition and structure of the Board and nominations for election of directors, including the director nominees proposed in this proxy statement.
•Develops policies and processes regarding principles of corporate governance.
•Oversees the Company’s practices and reporting with respect to environmental, social and governance matters.

•Will consider for nomination at the 2023 annual meeting of stockholders, as part of its nomination process, any director candidate recommended by a stockholder who follows the procedures described in the “General Matters—2023 Stockholder Proposals” section of this proxy statement.
•Reviews succession planning at least annually.

The Nominating and Corporate Governance Committee follows the process described below when identifying and evaluating nominees to the Board:

Procedures for identifying candidates include: (a) review current directors of the Company; (b) review current directors of West Bank; (c) solicit input from existing directors and executive officers; and (d) review submissions from stockholders, if any. The following criteria will be considered when evaluating nominee candidates, including candidates recommended by stockholders:

 (a) Composition
      The Board should be composed of:
1.Directors chosen with a view of bringing to the Board a variety of experiences and backgrounds;
2.Directors who have a high level of managerial experience or are accustomed to dealing with complex challenges; and
3.Directors who will represent the best interests of the stockholders as a whole rather than special interest groups or constituencies, while also taking into consideration the assessment of the overall composition and needs of the Board.

The Nominating and Corporate Governance Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members, to determine if they meet the Company’s age eligibility requirements (a person who has attained or will attain age 73 on or before the date of the annual stockholders’ meeting is not eligible for election to the Board) and to determine whether they are “independent” in accordance with SEC rules and Nasdaq listing requirements. A majority of the Board’s directors are required to be independent under the criteria for independence created by the SEC and Nasdaq. We do not have a specific policy relating to the consideration of diversity in identifying director candidates. However, the Nominating and Corporate Governance Committee considers diversity in the composition of our Board in its director nomination process, including nominee skills, expertise, experience, gender, race and ethnicity. The Nominating and Corporate Governance Committee has not engaged a search firm to assist in the identification of director candidates.

(b) Selection Criteria
In considering possible candidates for nomination as a director, the Nominating and Corporate Governance Committee considers the following general guidelines and criteria:
1.Each director should be of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy setting and have a reputation for working constructively with others;
2.Each director should have sufficient time available to devote to the affairs of the Company in order to effectively carry out the responsibilities of a director;
3.Each director should be free of any conflict of interest that would interfere with the proper performance of his or her responsibilities as a director, including his or her responsibilities as a member of any committee of the Board; and
4.The Chief Executive Officer is expected to be a director. Other members of senior management may be nominated to be directors, but Board membership is not necessary or a prerequisite for other senior executive positions.

The Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidates, including stockholder recommendations. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders.

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Risk Management and Information Technology Committee	Members
•Four meetings held in 2021.
•As required by the Risk Management and Information Technology Committee’s charter, the members of this Committee are appointed annually by the Board. We expect Ms. Parson to serve on this Committee following the Annual Meeting.
•Each of the Risk Management and Information Technology Committee members is considered “independent” as defined by Nasdaq listing requirements, except for Mr. Gulling.
Sean P. McMurray, Chair
Patrick J. Donovan
Lisa J. Elming
Douglas R. Gulling

Primary functions
•Charged with being the primary Board committee to actively monitor and oversee the enterprise risk management process for the Company and West Bank.
•Monitors liquidity, cash flow, regulatory and strategic risks and reviews risk disclosures in the Company’s financial statements and other public filings.
•Reviews its charter at least annually and recommends changes to the Board when it deems any changes are necessary.

•Regularly reviews ongoing or pending litigation, credit metrics, trends and compliance with established lending limits, investment portfolio performance and potential risks, information technology and cybersecurity risks and potential reputational risks facing the Company.
•Annually reviews policies and procedures regarding risk management, including insurance coverage, information technology and safety, liquidity and regulatory policies.

Code of Ethics

We have a Code of Conduct in place that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct may be viewed on the Company’s website (www.westbankstrong.com) under Investor Relations — Overview — Corporate Governance. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code of Conduct with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website. The Audit Committee reviewed the Company’s Code of Conduct during 2021 and recommended minor changes to the Board, which the Board implemented.

Environmental Sustainability and Social Responsibility Efforts

As investor interest in environmental, social and governance (“ESG”) matters grows, the Company is responding by increasing communication of such matters in its disclosures. The Company has always been committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business effectively, serving our customers and communities, creating long-term value for our stockholders and maintaining our integrity in the marketplace. We monitor developments in the ESG area and review our policies, procedures and business practices in light of such developments. We continue to develop appropriate responses to these evolving expectations.

The Board is committed to overseeing our corporate social responsibility efforts. While ESG matters fall under the purview of each of the Board committees as it relates to their individual oversight responsibilities, in 2021 the Nominating and Corporate Governance committee undertook formal responsibility for providing oversight of the Company’s commitment to ESG matters, including providing overall strategic direction on corporate responsibility and reporting. Setting the tone at the top with our Board and executive management, our Board and its committees have a key role in the oversight of our culture by holding executive management accountable for maintaining high ethical, legal and moral standards.

We recognize that understanding our efforts to improve ESG practices is increasingly important to our stockholders, customers and employees and have included some highlights below to share our ongoing commitments in these areas.
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Financial Inclusion

West Bank has received the highest available rating, “Outstanding,” during its most recent Community Reinvestment Act (“CRA”) examination by the Federal Deposit Insurance Corporation (“FDIC”). The regulatory examination reviews how we meet the credit needs of our communities, including low and moderate income (“LMI”) neighborhoods, CRA qualified lending, corporate giving and investing and employee volunteering. West Bank’s community development lending to developers, nonprofit entities and municipalities benefits communities through services to individuals, job creation, stabilization, economic development and affordable housing. West Bank has a lending and deposit portfolio that supports its non-profit customers in their mission-driven work to meet community needs.

In 2021, West Bank made a $350,000 contribution to the Historic West Des Moines Pilot Housing Program. This program will assist property owners within the Historic West Des Moines area, also known as Valley Junction where West Bank was founded in 1893, with residential property improvement projects.

Since 2009, West Bank has made investments in low-income housing tax credit funds through the Midwest Housing Equity Group totaling over $10.4 million. Midwest Housing Equity Group is a non-profit tax credit syndicator, creating affordable housing units in the central United States, including Iowa and Minnesota. West Bank has also invested in and funded loans related to a new markets tax credit project totaling approximately $28.9 million. Our involvement assisted a local non-profit community development corporation to participate in commercial redevelopment activities in one of our primary markets.

West Bank is a SBA Preferred Lender under the federal government’s Small Business Administration program. As a SBA Preferred Lender, we were able to participate in the Paycheck Protection Program (“PPP”), which was essential to support businesses in our markets during the COVID-19 pandemic. In 2020 and 2021, we processed nearly 1,500 PPP loans, providing community businesses with more than $300 million in PPP assistance.

West Bank provides financial literacy through its “Bank Notes” blog and in-person training sessions coordinated with various organizations, including Junior Achievement of Central Iowa’s personal finance simulation and the Jordan Scholars program which provides high school juniors with annual introduction to personal financial responsibility and careers in banking.

Human Capital Management

We believe that the success of our business is largely due to the quality of our employees, the development of each employee's full potential and the Company's ability to provide timely and satisfying rewards. We encourage and support the development of our employees and, whenever possible, strive to fill vacancies with internal candidates. We invest in education and development programs, including tuition reimbursement for courses and degree programs and fees paid for certifications. We encourage employees to seek educational opportunities for both industry knowledge and professional development.

We believe that diversity encourages innovation and inclusion, and our team’s differences give us a competitive advantage. Our goal is to foster a culture in which those differences are valued and respected. Our team is made up of 167 full-time employees and 14 part-time employees. We are proud of our culturally and gender diverse workforce, with approximately 15 percent identifying as persons of color and approximately 57 percent as women. We have a number of multi-lingual employees at West Bank and strive to have at least one bilingual team member in all Central Iowa locations in customer-facing or customer service roles.

We continue to invest in initiatives aimed at the growth and readiness of our workforce, including our West Bank Women’s Impact Network (“WIN”). Since 2014, WIN connects and expands relationships among women at West Bank with women in our communities and our customers. The network builds a system of sponsors and mentors to provide more opportunities for women in leadership at West Bank and furthers our impact on the community through support and sponsorship of women’s leadership initiatives. 20 percent of West Bank’s current executive management team is made up of women, and 49 percent of officers and department managers are women. Currently, women comprise 15 percent of the directors on our Board. Another woman has been nominated to the Board, which will increase that percentage to 23 percent if she is elected at the Annual Meeting.

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As part of our compensation philosophy, we believe that we must offer and maintain market competitive compensation and benefit programs for our employees in order to attract and retain talent. The goal of our compensation program is to create superior long-term value for our stockholders by attracting, motivating and retaining outstanding employees who serve our customers while generating financial performance that is consistently better than our peers. Our business model allows us to operate with fewer employees than the typical commercial bank of our size because we emphasize teamwork, sound practices and a focus on business banking. Because we have fewer people, we need to have the right people and ensure that we offer what we consider to be above average pay in exchange for above average performance. Our employees are provided a formal performance evaluation annually that includes discussion of the opportunity for advancement and career development.

In addition to competitive base wages, additional programs include annual bonus opportunities, Company-matched 401(k) and discretionary 401(k) contributions, stock award opportunities, educational expense reimbursement, insurance benefits, paid time off, family leave and employee assistance programs. Our best-in-class health care plans, including medical, dental, vision, short-term and long-term disability and life insurance, reflect a sincere investment in our colleagues’ physical, emotional and financial well-being. Offering premium coverage through our health insurance provider, our employees are afforded a large network of doctors and the Company pays 75 percent of monthly medical premiums for employees enrolled.

Our approach also promotes longevity in our workforce. The average tenure of our employees is over nine years. 64 employees (36 percent) have been with West Bank for over ten years and 41 employees (23 percent) for over 15 years. Non-teller turnover was approximately six percent in 2021. We conduct periodic company-wide employee engagement surveys to assess employee satisfaction and engagement.

Succession planning and talent development are important at all levels within our organization. The Board oversees executive management’s succession plan for our named executive officers. The Board’s succession planning activities are ongoing and strategic. In addition, the CEO annually provides the Board with his assessment of senior leaders and their potential to succeed at key senior management positions.

Environmental Sustainability

The Board carefully considers corporate social responsibility when it works with management to determine the Company’s strategic priorities and plans to achieve such priorities. We strive to be a good corporate citizen by conducting business in an environmentally responsible manner, by operating as an employer that is committed to our vibrant and diverse workforce and by maintaining strong ties to the communities in which our customers live, work and do business.

We currently have four new bank building projects in various stages of planning and development. When building bank offices, we strive to do so in an environmentally responsible manner and with an effort to use energy efficiently, including installation of geothermal heating and cooling. We also utilize audio and video conference technologies to allow our branch employees in Iowa and Minnesota, as well as our Board members, to “meet” without driving between locations.

We are implementing several paperless technologies, including but not limited to, notice and access of this proxy statement and electronic options for document signings and imaging. We also host an annual community shred day for confidential documents.

Our business operations continue to align with customer trends such as increased mobile banking and a desire for companies to have a smaller physical environmental footprint. Our customers take advantage of our online banking platform, with 62 percent of checking accounts and 42 percent of savings accounts receiving paperless statements.

Business Ethics

The Company’s Code of Conduct including business ethics, conflicts of interest, anti-bribery provisions, a confidential reporting system with protection for whistleblowers and other matters is more fully discussed in this proxy statement. All officers, directors and employees are required to certify that they have reviewed the Code of Conduct each year.

The Company has a comprehensive information security risk management program to protect customer and Company information. To date, the Company has not experienced a significant information system data breach requiring notification to regulatory agencies and customers. We utilize data security programs and a privacy policy under which we do not sell or share customer information. We employ an anti-money laundering program and a customer due diligence program that comply with federal banking regulations.

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Strengthening Communities

Sponsorships, donations and grants of more than $1 million were facilitated through West Bank and the West Bancorporation Foundation, Inc. (the “Foundation”) in 2021. The Foundation is the charitable foundation affiliate of the Company. We serve the communities in which we operate through economic development activities, charitable giving and volunteerism by our employees. The Foundation awards grants to organizations focused on human services, arts and culture and education.

We encourage and support volunteer efforts of our employees who volunteer, serve on boards and provide educational and networking opportunities. In 2021, our employees touched more than 180 not-for-profit organizations and provided approximately 5,600 hours of community service. This commitment and investment in the communities we serve are foundational to our success.

Board Leadership Structure

The Board believes that having a non-chief executive officer director serve as Chair of the Board is in the best interests of stockholders. The Board currently intends to maintain the leadership structure of having a non-chief executive officer as Chair. The Board and its Nominating and Corporate Governance Committee believe that this structure will continue to be useful in providing consistent oversight and strategic direction to the Company. The Board expects Mr. Nelson to take the lead in developing strategic plans, providing day-to-day leadership and managing the performance of the Company. The Board expects the Chair to lead the Board meetings, participate in committee meetings and advise West Bank leadership. The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the stockholders.

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Board’s Role in Risk Oversight

The Board performs its risk oversight function through the Audit, Compensation, Nominating and Corporate Governance and Risk Management and Information Technology Committees, which report to the whole Board and are composed solely of independent directors, with the exception of Mr. Gulling as a member of the Risk Management and Information Technology Committee. This structure has provided greater Board awareness of policy and operational issues at the Company.

Audit Committee
•Reviews with management the Company’s major financial risk exposures, including policies regarding employee conduct, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies related to controls over financial reporting. These reviews are completed at least annually.
•Holds quarterly executive sessions with both the Company’s independent and internal auditors concerning any topic of concern to the auditors.
•Internal auditing is done by an independent public accounting firm retained by the Audit Committee.
•Retains, and receives an annual report from, an independent public accounting firm employed specifically to review West Bank’s trust department.
•Also functions as West Bank’s Audit Committee.

Compensation Committee
•Reviews at least annually all compensation policies, practices and plans of the Company to determine whether they encourage excessive risk-taking or pose any other threat to the safety and soundness of the Company or West Bank, or are otherwise inconsistent with the stockholders’ long-term best interests.
•Reviews matters relating to human capital management including company culture, talent development and diversity and inclusion initiatives.

Nominating and Corporate Governance Committee
•Reviews at least annually all policies and practices related to the governance of the Company.
•Annually reviews Board and management succession plans.
•Reviews and recommends Board candidates.
•Oversees the Company’s practices and reporting with respect to ESG matters.

Risk Management and Information Technology Committee
•Identifies and assesses the risks and technology issues facing the Company and oversees the development, implementation and monitoring of the Company’s risk management process and technology plan.
•Oversees the division of risk-related responsibilities to each of the other Board committees.
•Oversees and reviews with management the Company’s credit, market, liquidity, reputation, transactional, operational, regulatory, information technology, cybersecurity, strategic and similar risks.
•On an annual basis, reviews risk assessments, policies and procedures regarding risk management, information technology and safety and liquidity.

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Nominating and Corporate Governance Committee Report

During 2021, the Nominating and Corporate Governance Committee reviewed the composition of the existing Board, giving specific attention to the questions of the desirable size of the Board and how many insiders should be on the Board. The Board has a policy that no Board member should be nominated for election to the Board who has attained or will attain the age of 73 years on or before the date of the forthcoming annual stockholders’ meeting and election of directors. Based on its review of the Board composition, the Nominating and Corporate Governance Committee decided to recommend increasing the size of the Board to 13 directors. The Nominating and Corporate Governance Committee performed a search for a new director, following its established processes and evaluation criteria, including the rules of Nasdaq and applicable rules and regulations of the SEC. Rosemary Parson was recommended by current Board members and was reviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee took action in November 2021 to recommend the addition of Rosemary Parson as a director. Douglas R. Gulling, as a former Executive Vice President and Chief Financial Officer, was also appointed by the Nominating and Corporate Governance Committee as a director, and was approved by the Board on July 28, 2021, with an effective date of January 1, 2022. In addition, the Nominating and Corporate Governance Committee decided that it was in the best interests of the stockholders to continue the model of having only one current member of management, the Chief Executive Officer, on the Board in order to clearly differentiate the roles of the Board and management.

The Nominating and Corporate Governance Committee also evaluated the qualifications and performance of each of the current members of the Board. In its evaluation, the Nominating and Corporate Governance Committee compared each of the current directors to the qualifications and characteristics of a director set forth in the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee then polled each director eligible to stand for re-election to determine his or her willingness to stand for re-election and determined that each director is willing to continue service. The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for director nominees for the Annual Meeting. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for the Annual Meeting.

Based on the foregoing, the Nominating and Corporate Governance Committee recommended to the Board that Patrick J. Donovan, Lisa J. Elming, Steven K. Gaer, Michael J. Gerdin, Sean P. McMurray, George D. Milligan, David D. Nelson, James W. Noyce, Steven T. Schuler, Therese M. Vaughan and Philip Jason Worth should be nominated for re-election to the Board at the Annual Meeting. The Nominating and Corporate Governance Committee also nominated Rosemary Parson and Douglas R. Gulling for election to the Board of Directors at the Annual Meeting. The Board accepted these recommendations.

During 2021, the Nominating and Corporate Governance Committee reviewed its charter, and recommended minor changes to the Board.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

George D. Milligan, Chair
James W. Noyce
Therese M. Vaughan

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Director Compensation

The following table sets forth the compensation structure for the nonemployee directors which the Board approved in April 2020.

		Committees
	Board	Audit	Compensation	Nominating and Corporate Governance	Risk Management and Information Technology	Loan	Trust
Company:
Board member annual retainer	$17,500
Committee chair annual retainer		$7,500	$5,000	$4,000	$4,000
Meeting, each attended	$500	$750	$600	$600	$600
Equity award	$20,000
Board chair annual fee	$30,000
West Bank:
Board member annual retainer	$7,500
Committee chair annual retainer						$—	$2,000
Meeting, each attended	$500					$600	$600

At the annual organizational meeting of the Board on April 29, 2021, each director was granted a restricted stock unit award for 900 shares of the Company’s common stock. The targeted value of the shares granted to each board member in 2021 was approximately $20,000 on the grant date, the same as the prior year. Prior to 2020, the annual director restricted stock unit awards were based upon a fixed number of shares. Effective January 26, 2022, the independent committee chair for the Loan Committee will be paid an annual retainer of $6,000. Messrs. Nelson, Gulling, Peters, Olafson and Winterbottom are employees and do not receive any compensation for services as directors of the Company or West Bank. None of the directors receive any compensation or other payment in connection with his or her service as a director other than compensation received by the Company and West Bank as set forth below.

The following table sets forth all compensation earned or paid to our nonemployee directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash by Company	Fees Earned or Paid in Cash by West Bank	Stock Awards (1)(2)	Total
Patrick J. Donovan	$25,300	$13,700	$20,007	$59,007
Lisa J. Elming	14,967	9,700	20,007	44,674
Steven K. Gaer	26,800	18,000	20,007	64,807
Michael J. Gerdin	21,800	11,500	20,007	53,307
Sean P. McMurray	28,700	12,500	20,007	61,207
David R. Milligan (2)	8,833	8,767	—	17,600
George D. Milligan	27,500	18,500	20,007	66,007
James W. Noyce	54,100	18,500	20,007	92,607
Lou Ann Sandburg (2)	7,933	5,200	—	13,133
Steven T. Schuler	33,400	12,500	20,007	65,907
Therese M. Vaughan	26,500	14,900	20,007	61,407
Philip Jason Worth	20,500	23,233	20,007	63,740
(1)The amounts set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on April 29, 2021, valued in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For the material assumptions used in calculating grant date fair value, see the discussion of equity awards in Note 13 of the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2021. Each nonemployee director was granted a restricted stock unit award for 900 shares of the Company’s common stock with a vesting date of April 28, 2022. These were the only outstanding nonemployee director equity awards as of December 31, 2021.
(2) Mr. D. Milligan and Ms. Sandburg served on the Board through the date of the Company’s 2021 annual meeting of stockholders.
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Executive Officers of the Company

The executive officers of the Company are appointed on an annual basis by the Board. An executive officer may be removed by the Board whenever, in its judgment, the best interests of the Company will be served thereby. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which they were selected as an officer. The following tables set forth summary information about the current executive officers of the Company.

David D. Nelson Age: 61	Positions with the Company:	Director Chief Executive Officer President	2010 2010 2010
	Positions with West Bank:	Chair Director Chief Executive Officer	2010 2010 2010
*Prior to joining the Company in 2010, Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota.
*Mr. Nelson has a strong background in customer relationship building, credit and leadership development. Mr. Nelson has been employed in the banking industry since 1984.

Jane M. Funk Age: 53	Positions with the Company:	Chief Financial Officer Executive Vice President Treasurer	2022 2022 2022
	Positions with West Bank:	Director Chief Financial Officer Executive Vice President	2021 2021 2021
*Ms. Funk joined West Bank in 2014, serving as Chief Accounting Officer since January, 2019, Controller and Senior Vice President since April, 2018 and Assistant Controller and Vice President since 2014.

*Ms. Funk has over 30 years of combined experience in the financial services industry and public accounting. She is a Certified Public Accountant.

Harlee N. Olafson Age: 64	Positions with the Company:	Chief Risk Officer Executive Vice President	2010 2010
	Positions with West Bank:	Director Chief Risk Officer Executive Vice President	2011 2010 2010
*Prior to joining the Company in 2010, Mr. Olafson was President of Southern Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota.
*Mr. Olafson has strong business development, credit and team building backgrounds. Mr. Olafson has been employed in the banking industry since 1979.

Brad L. Winterbottom	Position with the Company:	Executive Vice President	2006
Age: 65	Positions with West Bank:	Director President	2000 2000
*Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Mr. Winterbottom has been employed in the banking industry since 1981.

*Mr. Winterbottom joined West Bank in 1992 and has served as an executive and policy maker since 1998.

Bradley P. Peters	Positions with the Company:	Executive Vice President	2021
Age: 58	Positions with West Bank:	Director Minnesota Group President Executive Vice President	2021 2019 2021
*Mr. Peters joined West Bank in March 2019 as Senior Vice President/Minnesota Group President for the Mankato, Owatonna and St. Cloud branches.
*Prior to joining the Company, Mr. Peters was the Executive Vice President/Group President at Bremer Bank where he was responsible for new market expansion and oversight of their South Central Minnesota, Southeast Minnesota, Twin Cities and Wisconsin regions. He served in this role from August 2010 to December 2018.

*Mr. Peters has more than 30 years of financial services experience. He has led business banking teams throughout Minnesota, including the Twin Cities and Southeastern Minnesota.
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Security Ownership of Certain Beneficial Owners and Executive Officers

The following table sets forth the shares of the Company’s common stock beneficially owned by each director, nominee and named executive officer listed in the Summary Compensation Table and all directors, nominees and executive officers of the Company and West Bank (including named executive officers) as a group. The ownership information is as of February 18, 2022, and the percent of total shares outstanding is based on 16,554,846 shares of common stock issued and outstanding on such date.

Name	Shares Beneficially Owned (1) (2)	Percent of Total Shares Outstanding
Patrick J. Donovan	41,315	*
Lisa J. Elming	—	*
Jane M. Funk	4,752	*
Steven K. Gaer	16,403	*
Michael J. Gerdin	23,315	*
Douglas R. Gulling (3)	57,764	*
Sean P. McMurray	34,512	*
George D. Milligan	51,403	*
David D. Nelson (3)(4)	156,242	*
James W. Noyce	17,203	*
Harlee N. Olafson (3)	81,960	*
Rosemary Parson	—	*
Bradley P. Peters	7,846	*
Steven T. Schuler	10,315	*
Therese M. Vaughan	5,533	*
Brad L. Winterbottom (3)(5)	96,212	*
Philip Jason Worth	14,209	*
Executive officers, directors and nominees as a group (17 persons)	618,984	3.74%
*Indicates less than 1 percent ownership of outstanding shares.

(1)Shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power or has the right to acquire such powers within 60 days. Beneficial ownership may be disclaimed as to certain of the shares.
(2)Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company’s 401(k) retirement plan and has sole investment and voting power with respect to such shares.
(3)Includes 15,304 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 18, 2022.
(4)Includes 57,235 shares held in his spouse’s trust for which he has sole voting and investment power.
(5)Includes shares held in his spouse’s name. Mr. Winterbottom disclaims any beneficial ownership of 6,607 shares held in his spouse’s name.

Other Beneficial Owners

The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock. The ownership information is as of February 18, 2022.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding
The Jay Newlin Trust (1) 2661 86th Street Urbandale, IA 50322	1,041,952	6.29%
Blackrock, Inc. (2) 55 East 52nd Street New York, NY 10055	1,022,682	6.18%
(1)Information based solely on a Schedule 13G filed on February 8, 2010 and information provided to the Company. According to the Schedule 13G, The Jay Newlin Trust has sole investment and voting power with respect to these shares.
(2)Information based solely on a Schedule 13G/A filed on February 3, 2022. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 1,005,153 of these shares and sole investment power with respect to 1,022,682 of these shares.

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Section 16 Reporting

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s common stock file initial reports of ownership and reports of changes of ownership with the SEC and Nasdaq. The Company does not know of any one stockholder who owns more than 10 percent of the Company’s stock. Based solely on its review of Section 16(a) forms filed and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2021 were filed on a timely basis.

Changes in Control

The Company does not know of any arrangements or pledges that would result in a future change in control of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes and explains the material elements of 2021 compensation for our named executive officers (“NEOs”). We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving the NEOs.

Our NEOs for 2021, which consist of our principal executive officer, principal financial officer and our three other most highly compensated executive officers, are:

David D. Nelson	President and Chief Executive Officer of the Company Chief Executive Officer of West Bank
Douglas R. Gulling	Executive Vice President, Treasurer and Chief Financial Officer of the Company, through December 31, 2021 (retired)
Executive Vice President and Chief Financial Officer of West Bank, through September 30, 2021 (retired)

Harlee N. Olafson	Executive Vice President and Chief Risk Officer of the Company Executive Vice President and Chief Risk Officer of West Bank
Brad L. Winterbottom	Executive Vice President of the Company President of West Bank
Bradley P. Peters	Executive Vice President of the Company Executive Vice President and Minnesota Group President of West Bank

2022 Management Changes

On January 1, 2022, Jane M. Funk succeeded Mr. Gulling as Executive Vice President, Treasurer and Chief Financial Officer of the Company upon his retirement from that position. Ms. Funk also succeeded Mr. Gulling as Executive Vice President and Chief Financial Officer of West Bank on October 1, 2021, upon Mr. Gulling’s retirement from that position and was appointed to the West Bank Board of Directors at that time.

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Executive Summary

Business Overview

The Company, through West Bank, provides lending, deposit and trust services for businesses and individuals. We offer competitive commercial and personal banking products and are committed to providing superior customer services. We place a high priority on community service and are actively involved with many civic and community projects in the communities where we conduct business. We operate in an intensely competitive and uncertain business environment. Not only do we compete with numerous companies in our markets for customers, but we also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies. Among other challenges, our business model requires experienced leaders with banking and operational expertise who are capable of taking on high levels of personal responsibility in an ever-evolving banking industry and economy.

Our 2021 Performance

We had another record year of performance in 2021 as we continued to navigate the impacts of the COVID-19 pandemic. We have delivered uninterrupted critical banking services to our customers and maintained operations to keep our customers and employees safe. Our strong community support continues through grants, donations and investments.

Financial highlights included:
•Record net income for the seventh consecutive year of $49.6 million versus $32.7 million for 2020, an increase of 51.7 percent.
•Diluted earnings per share of $2.95 for 2021 versus $1.98 for 2020, an increase of 49.0 percent.
•Improved return on average equity of 20.3 percent compared to 15.5 percent for 2020.
•Improved efficiency ratio of 41.0 percent compared to 42.0 percent for 2020.
•Improved Texas ratio of 3.1 percent at December 31, 2021, compared to 6.4 percent at December 31, 2020.
•Total loans increased $334 million or 15.9 percent, excluding Paycheck Protection Program loans.
•Dividends increased to $0.94 per share for 2021, compared to $0.84 per share for 2020.

Stockholder Engagement

In 2019, we began to actively engage with our stockholders on an annual basis to solicit feedback on our executive compensation program. Although over 91 percent of our stockholders voted in favor of our executive compensation program for 2020 at our 2021 annual meeting, the Company has continued this outreach.

In 2021, we reached out to the Company’s largest institutional stockholders which own or control approximately 35 percent of our outstanding shares. We had conversations with one institution, and an additional two institutions responded but did not request a conversation due to their satisfaction with our compensation philosophy and program at this time.

A group consisting of the Chair of the Board, Chair of the Compensation Committee and Director of Human Resources participated in the stockholder discussion. The Company representatives explained our compensation philosophy, and representatives of our institutional stockholder shared their views of our executive compensation program as well as thoughts on Board member independence, new director onboarding and training and the previously announced plans for the CFO transition. The stockholder was largely complimentary of our progress in governance matters, executive compensation and Company performance. The Compensation Committee found the feedback offered during the outreach effort constructive and insightful, providing us with an important perspective on how to improve our disclosures and discussion in the CD&A.

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Overview and Objectives of Our Executive Compensation Programs

The Company and West Bank share an executive management team. The members of the executive management team, consisting of our NEOs, are compensated by West Bank rather than the Company. Compensation of our NEOs is determined by the Company’s Compensation Committee based on their performance and roles for both the Company and West Bank.

The goal of our compensation program is to create superior long-term value for our stockholders by attracting, motivating and retaining outstanding employees who serve our customers while generating financial performance that is consistently better than that of our peers. Accordingly, our compensation program for executives is guided by our business needs and challenges in creating stockholder value. To support the achievement of our business strategies and goals, we strive to:

•Pay for performance;
•Align executives’ financial interests with those of our stockholders;
•Support the Company’s and West Bank’s values, strategy and development of employees;
•Foster a team approach among top executives;
•Attract and retain leaders capable of delivering strong business results;
•Provide competitive cash and total compensation opportunities and benefits;
•Balance the mix of short-term and long-term incentives; and
•Adhere to the highest legal and ethical standards.

Our executive compensation program is designed to attract, retain and motivate qualified and talented executives to achieve our business goals and to reward them for strong short- and long-term performance. In particular, our Compensation Committee is mindful that our “pay-for-performance” philosophy must align the interests of our executives with those of our stockholders in order to drive long-term, sustainable stockholder value growth. A significant amount of NEO compensation is considered at-risk, made up of annual cash and long-term equity incentive opportunities. The primary elements of our executive compensation program in 2021 consisted of base salary, annual cash incentive opportunities and long-term equity opportunities. The purpose and key features of each element is described below.

Base Salary
•Base salaries are set to be competitive within our industry and are important in attracting talented executives.
•Base salaries are adjusted annually, effective January 1, but can be adjusted mid-year when there are material changes, such as a change in an executive officer’s position, responsibilities, demonstrated performance, or relevant market data.
•Base salaries for our NEOs are as follows:

Name	Base Salary 2020	Base Salary 2021	Percent Change 2021
David D. Nelson	$462,160	$485,000	4.9%
Douglas R. Gulling(1)	318,000	330,000	3.8%
Harlee N. Olafson	318,000	330,000	3.8%
Brad L. Winterbottom	318,000	330,000	3.8%
Bradley P. Peters(2)	N/A	275,000	N/A

(1) Mr. Gulling retired as the CFO of the Company effective December 31, 2021.
     (2) Mr. Peters became an executive officer of the Company in April 2021.

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Annual Cash Incentive Opportunities
•Annual cash incentive opportunities are intended to motivate and reward executives for the achievement of certain financial goals in comparison to internal and external standards.
•Annual cash incentive opportunities are based on a percentage of base salary and that percentage is based on: (1) the Company’s net profit; and (2) the Company’s performance relative to our peer group based on return on average equity, efficiency ratio and Texas ratio, equally weighted, according to the following schedule. The performance targets, peer rankings and percent of salaries remains the same as the prior year.

Performance	Peer Rating	Percent of Salary
Maximum	At/above 75th percentile	60%
Target	50th percentile	40%
Threshold	25th percentile	20%
	Below 25th percentile	0%

•If our ranking in the peer group falls between Threshold and Maximum, our NEOs will be eligible for a proportional cash bonus based upon linear interpolation.
•Prior to 2021, the Texas ratio performance metric was measured as of December 31 of the respective year. In 2021, the Texas ratio performance metric is measured as the average of the four fiscal quarter-ending Texas ratios of the Company, compared to the average of the four fiscal quarter-ending Texas ratios of the peer group.

Long-Term Equity Incentive Opportunities
•Long-term equity awards incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.
•Prior to 2021, we granted executives only time-based restricted stock units (“RSUs”) that vested ratably over five years.
•Beginning with the 2021 grants, 50 percent of each NEO’s RSU award is subject to performance-based vesting and 50 percent is subject to time-based vesting. Following the date of vesting, 50 percent of the covered shares will be subject to a one-year holding period requirement. The Compensation Committee expects future awards to have a similar structure.
•The 2021 time-based RSUs vest ratably over five years. The 2021 performance-based RSUs cliff vest at the end of a three-year performance period based on the Company’s relative performance to the identified peer group with respect to its return on average equity, efficiency ratio and Texas ratio, equally weighted.
•The total number of RSUs granted to Messrs. Nelson, Gulling, Olafson and Winterbottom in 2021 is 15,000 each, the same as the prior year. In each case, 7,500 are time-based RSUs and 7,500 are performance-based RSUs.
•The total number of RSUs granted to Mr. Peters in 2021 prior to becoming an NEO is 10,000, vesting ratably over five years.

Pay Mix

Consistent with our philosophy of aligning executive pay with the short- and long-term performance of the Company, the elements of our executive compensation program evolve and are adjusted over time to support the business goals of the Company and West Bank, and to align the interests of executive management with the interests of our stockholders. To achieve these objectives, the Compensation Committee utilized the primary compensation elements — base salary, annual cash incentive opportunities and long-term equity incentive opportunities — to provide balanced pay packages to our executives. As demonstrated in the following chart, we compensated our NEOs in 2021 with a mix of fixed and variable short- and long-term pay elements, with a significant amount of compensation performance based and at-risk.

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Our Compensation Philosophy and Best Practices

Our pay-for-performance philosophy and compensation practices provide an appropriate risk-managed framework in which our executives are encouraged to achieve our strategic goals without excessive risk taking in their business decisions. We adhere to several best practices for executive compensation, including:

What We Do	What We Do Not Do
✓ Strong emphasis on pay for performance	✓ No perquisites for executives
✓ Maintain rigorous stock ownership guidelines	✓ No golden parachute tax gross-ups
✓ Engage independent compensation consultants	✓ No hedging or pledging of Company stock
✓ Annual outreach with our institutional stockholders	✓ No dividends paid or accumulated on unvested RSUs
✓ Annual say-on-pay vote	✓ No single-trigger cash or equity payments in the event of a
✓ Clawback policy for incentives	change in control
✓ 50 percent performance-based equity awards for NEOs

Put simply, our human resource philosophy is to have fewer people than our peers but to pay our people well. Our business model allows us to operate with fewer employees than the typical commercial bank of our size because we emphasize teamwork and sound practices and focus on business banking. Because we have fewer people, we need to have the right people and ensure that we offer what we consider to be above average pay in exchange for above average performance. In addition to attracting and retaining what we believe is superior talent, our approach also produces longevity in our workforce. The average tenure of our employees is over nine years.

This philosophy extends throughout the Company and includes our NEOs. The Company currently has five executive officers. To succeed with an atypically small team, our CEO leads and fosters a team approach with the non-CEO members of our executive management team who bring a diverse array of experience, expertise and backgrounds. Because of this team strategy, compensation for each of our non-CEO NEOs is historically similar. This approach has consistently proven to produce a winning teamwork structure for the Company and our stockholders.

We also believe in evaluating performance relative to our peer group and implementing performance considerations into our compensation decisions. Rather than setting absolute goals that can be manipulated and may lead to inappropriate risk taking, we emphasize sound behaviors that will lead to long-term success that is better than our peers. For example, we encourage growth by requiring that our bankers focus on relationship building by continuously setting appointments for sales calls and staying in regular contact with our customers. This has proven successful, as over the last decade, our loan portfolio has grown by approximately $1.6 billion, or nearly 19 percent on an average annual basis. None of this growth comes from business acquisitions.

As we strive to grow, we avoid setting absolute goals of attaining a certain size by a certain time. Instead, we focus on relative metrics such as credit quality, which we believe is more important than the growth of the loan portfolio. We also look at return on average equity and efficiency ratio metrics, each on a relative basis to those of our peer group. We believe that our emphasis on attracting, retaining and appropriately motivating a well-paid team of superior talent, facilitating strong working relationships in that team and evaluating performance appropriately has produced our consistently strong financial results. The Compensation Committee remains committed to continuing our practice of incentivizing and encouraging the pursuit of excellence through our executive compensation program.

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Our Compensation Review Process

Role of Compensation Committee

Our Compensation Committee is composed entirely of independent directors. It is fully responsible for our executive compensation program and reviews the program on at least an annual basis. The Compensation Committee has broad discretion when overseeing and reviewing each element of compensation. When reviewing compensation and making compensation decisions, the Compensation Committee considers the respective responsibilities of each NEO, their performance and experience and also competitive compensation levels based on information and data provided by our independent compensation consultant. In setting compensation levels and incentive goals, the Compensation Committee also reviews our financial results relative to our peer group, and it structures our compensation programs taking into account sound risk management and industry best practices.

The Compensation Committee’s primary considerations for executive compensation decisions are:

•Key financial measurements;
•Strategic initiatives related to our business;
•Compensation of peer group executives; and
•Proper risk management.

Role of Executive Officers in Compensation Decisions

As requested by the Compensation Committee, some members of management support the Compensation Committee’s review and consideration of executive compensation by providing information for the Compensation Committee’s review. In particular, the CEO provides recommendations with respect to the other NEOs. Such recommendations from the CEO address, among other items, financial results and analysis, performance evaluations, compensation provided to our NEOs (other than the CEO), technical and regulatory considerations and input on program design and possible modifications.

The Compensation Committee has final discretion over all compensation decisions regarding the CEO and each of the other NEOs. The Compensation Committee discusses the CEO’s recommendations and accepts or adjusts them based upon its own assessment of Company strategic goals, executive responsibilities, internal pay equity and its independent review of market data. The CEO is not involved in discussions or determinations relating to his own compensation, and the executive officers are not present during the Compensation Committee’s final discussion and determination of the types and amounts of compensation to be paid.

Role of Compensation Consultant

Under its charter, the Compensation Committee has the sole authority to select, retain, or replace compensation advisors. The Compensation Committee has historically engaged a compensation consultant to provide independent, objective analyses and professional opinions about executive and director compensation matters. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, aids the Compensation Committee in aligning executives’ interests with those of our stockholders and ensures that our executive compensation program appropriately motivates and rewards ongoing achievement of business goals.

The Compensation Committee engaged McLagan, a unit of Aon PLC, as its independent compensation consultant in 2021. McLagan reports directly to the Chair of the Compensation Committee and otherwise provides no other services to the Company. McLagan provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters.

The Compensation Committee reviewed McLagan’s independence as contemplated by the Compensation Committee’s charter and applicable Nasdaq rules and determined that there were no conflicts of interest and that McLagan is independent from the Company, the Compensation Committee members and our executive officers. McLagan was engaged to:

•Make recommendations for the composition of the Company’s peer group;
•Provide a study of director and executive officer compensation;
•Provide input on marketplace trends and best practices relating to competitive pay levels;
•Provide analysis and commentary on regulatory developments; and
•Provide guidance for our stockholder outreach program.

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Use of Peer Group

Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. The Compensation Committee uses our compensation peer group as one data point when setting executive pay packages. Although useful as a reference, the Compensation Committee does not target any particular percentile or range within this peer group as a specific objective. Instead, our compensation decisions are based on the full consideration of many factors, including, but not limited to, individual and Company performance, market data, internal equity, experience, strategic needs and responsibilities.

For compensation decisions for fiscal year 2021, the following 20 companies were selected as our peer group, as recommended by McLagan. The peer group was selected based on market capitalization, asset size and employee headcount. This is the same peer group used in 2020, except for Mackinac Financial Corporation, which was acquired in 2021. No changes are anticipated for this peer group for 2022, except for the removal of Level One Bancorp, Inc. following its acquisition by First Merchants Corp.

Bank First Corporation	First Financial Corp.	Macatawa Bank Corporation
Civista Bancshares, Inc.	First Mid Bancshares, Inc.	Mercantile Bank Corporation
CrossFirst Bankshares, Inc.	German American Bancorp, Inc.	MidWestOne Financial Group, Inc.
Equity Bancshares, Inc.	Hills Bancorporation	Nicolet Bankshares, Inc.
Farmers National Banc Corp.	Isabella Bank Corporation	Peoples Bancorp, Inc.
Farmers & Merchants Bancorp	LCNB Corp.	Southern Missouri Bancorp, Inc.
First Business Financial Services, Inc.	Level One Bancorp, Inc.

Elements of Compensation

Our executive compensation program consists of several elements, each with a distinct objective that helps our overall program provide an integrated and competitive total pay package. The following overview explains the structure and rationale of the elements in our executive compensation program for 2021. The principal elements consist of base salary, annual cash incentive opportunities and long-term equity incentive opportunities, each of which is provided pursuant to the terms of an employment agreement between the Company and each NEO. A discussion of the terms of these agreements is contained in this proxy statement under the heading “Potential Payments upon Termination or Change in Control.”

Base Salary

We compensate our NEOs with annual base salaries to provide a reasonable level of fixed income relative to their respective levels of responsibility. We want our base salaries to be competitive and commensurate with experience and knowledge.

As provided in our employment agreements with the NEOs, base salaries are established and eligible for review and possible upward adjustment on an annual basis. Up to and including 2019, it was our practice to make any adjustments on a triennial basis. Beginning in 2020, based upon the recommendation of our independent compensation consultant and input through our stockholder engagement process, base salaries are now reviewed and may be adjusted on an annual basis to conform with common practice in the marketplace.

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Annual Cash Incentive Opportunities

Annual cash incentive opportunities are an important element of total compensation for our NEOs. By tying a meaningful portion of cash compensation to achievement of objectively measured financial results for the year, annual bonus opportunities support and encourage the achievement of the Company’s business goals and strategies and lead to increased value for our stockholders.

Our executive employment agreements provide for participation in the Company’s annual incentive plan. Thereunder, each NEO is eligible for a bonus as a percentage of his or her annual base salary, based upon the achievement of performance measures described below. Our plan caps maximum bonus opportunities to avoid encouraging excessive risk-taking and to avoid any focus on maximizing short-term results at the expense of long-term soundness. The plan also requires positive Company earnings in order for any bonuses to be paid.

The amount of any annual bonus actually earned is determined based upon quantitative and qualitative analyses of Company performance completed by the Compensation Committee. The quantitative analysis examines the Company’s performance relative to our peer group with respect to three key financial measures. The qualitative analysis considers any items deemed relevant by the Compensation Committee, including, for example, regulatory actions, if any, and Company profitability and credit quality. Based on the qualitative analysis, the Compensation Committee may increase or decrease the bonus amounts indicated from the quantitative peer group comparison. The calculation and adjustment of bonuses rest within the Compensation Committee’s sole discretion, and its determinations about bonuses are final.

The quantitative analysis has two parts:
(1)the Company’s net profit; and
(2)the Company’s performance relative to our peer group, based on three key metrics (equally weighted):
a.return on average equity;
b.efficiency ratio; and
c.Texas ratio.

Each ratio is defined in Item 7 of our Annual Report on Form 10-K. The Compensation Committee selected these measures because they encompass important aspects of our financial performance: earnings, capital levels, expense control and asset quality.

Prior to 2021, the Texas ratio performance metric used in the annual cash incentive analysis was measured as of December 31 each year. The Texas ratio measures total nonperforming assets as a percentage of tangible common equity plus the allowance for loan losses. This measurement is as of a point in time. The Compensation Committee evaluated the impact of using this point-in-time measurement in the annual cash incentive analysis and, beginning in 2021, decided to use the average of the four fiscal quarter-ending Texas ratios for calculating this performance metric. As a result, this performance metric is a better representation of credit risk management throughout the year.

Based on our ranking among our peers in each of these key metrics, our NEOs are eligible for a cash bonus payment equal to a percentage of salary, according to the following schedule, which remains unchanged from the prior year:

Performance	Peer Rating	Percent of Salary
Maximum	At/above 75th percentile	60%
Target	50th percentile	40%
Threshold	25th percentile	20%
	Below 25th percentile	0%

Reflecting our team approach to management, all NEOs share the same incentive opportunities relative to salary.

Based on September 30, 2021 data, we anticipate that the Company’s financial results for all of 2021 will be at or above the 75th percentile of our peer group for all of 2021 for each of the performance measures except the Texas ratio. These preliminary results of the quantitative portion of the annual incentive bonus determination indicate that our NEOs would be eligible to receive a cash bonus amount equal to 50.12 percent of each NEO’s base salary. The final determination will be made after all peer group financial data is available for analysis.

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Long-Term Equity Incentive Opportunities

Equity compensation is the third primary element of compensation for our NEOs. The purpose of annual equity grants is to provide long-term incentives that align with stockholder interests, tie pay to performance, provide a long-term planning horizon, mitigate adverse risk taking and attract and retain key employees.

The employment agreements with our NEOs generally provide for participation in the Company’s equity incentive plan then in effect. Equity awards made prior to April 2021 were made under our 2017 Equity Incentive Plan (the “2017 Equity Plan”), which was adopted by our Board and approved by our stockholders in 2017. In April 2021, our stockholders approved the 2021 Equity Incentive Plan (“2021 Equity Plan”) upon which time the 2017 Equity Plan was frozen with respect to future grants. The 2021 Equity Plan was designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participants receiving the awards. As of December 31, 2021, there were 612,000 remaining shares available for issuance under the 2021 Equity Plan. The RSU awards granted to our NEOs in January 2021 were made under the 2017 Equity Plan.

Pursuant to the terms of the 2017 Equity Plan and 2021 Equity Plan, and the award agreements governing the terms of the awards, unvested awards are forfeited upon early termination, other than a termination in connection with a change in control or due to the NEO’s death, disability or retirement. Outstanding RSUs do not pay or accumulate dividend equivalents during the applicable vesting periods. In addition, the award agreements contain standard confidentiality and non-solicitation covenants for periods following termination of employment. Accordingly, the structure of our equity awards provides a retention incentive and provides important protections for the Company and our stockholders.

Prior to 2021 it was the Company’s practice to grant awards solely in the form of RSUs that vest in annual installments tied to continued service over five years. In response to feedback received during our stockholder outreach in 2019 and 2020, the Compensation Committee adopted performance-based vesting for 50 percent of the customary RSU awards made to each of the NEOs, starting with our 2021 grants.

In January 2021, Messrs. Nelson, Gulling, Olafson and Winterbottom were each granted 7,500 time-based restricted stock units (“Time RSUs”) and 7,500 performance-based restricted stock units (“Performance RSUs”). Each of the awards will be subject to a retention requirement such that 50 percent of the covered shares must be retained for a period of one year following the vesting date. The Time RSUs are scheduled to vest in five equal annual installments, on March 25 of 2022, 2023, 2024, 2025 and 2026.

The Performance RSUs are scheduled to vest on March 25, 2024, based on the relative financial performance of the Company to the identified peer group during a three-year performance period consisting of the Company’s 2021, 2022 and 2023 fiscal years (the “Performance Period”). The Performance RSUs are subject to three performance targets, each of which is to be weighted equally and averaged by calendar year over the three-year Performance Period (other than the Texas ratio that is averaged over 12 quarters): (i) the Company’s return on average equity, (ii) the Company’s efficiency ratio and (iii) the Company’s Texas ratio. Each of these ratios is compared to those of the companies in the SNL Small Cap US Bank Index (“Performance RSU Peer Group”) as of the grant date. The Performance RSU Peer Group is “frozen” as of the grant date. Companies may drop out (but may not be added) if financial information becomes unavailable prior to the conclusion of the Performance Period.

These three measures are commonly utilized by banking organizations as reflective of important aspects of their overall financial performance. For the Performance Period, the maximum number of shares of 7,500 would be issued on March 25, 2024 for each of the participants if the Company achieves the 75th percentile performance on all three performance measures over the Performance Period. Up to one-third of the maximum number of RSUs subject to the award may be earned for achievement of a given performance metric. None of the RSUs subject to a metric will be earned if performance is below Threshold, while approximately 33 percent will be earned for Threshold performance, approximately 67 percent will be earned for Target performance, and 100 percent will be earned for Maximum performance (or above). Performance between the Threshold and Maximum will earn a number of RSUs based on linear interpolation.

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Performance Criteria and Goals for Performance RSUs
Performance Measure	Performance RSUs Subject to Performance Measure	Threshold Goal	Target Goal	Maximum Goal
Return on Average Equity	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile
Efficiency Ratio	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile
Texas Ratio	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile

Performance RSU Award Opportunities
(as approximate percentage of maximum number of Performance RSUs subject to the performance measure)
	Return on Average Equity (1/3 of Performance RSUs)	Efficiency Ratio (1/3 of Performance RSUs)	Texas Ratio (1/3 of Performance RSUs)
Threshold	33%	33%	33%
Target	67%	67%	67%
Maximum	100%	100%	100%

Upon the conclusion of the Performance Period, the performance of the Company and each member of the Performance RSU Peer Group will be calculated for each of the three metrics identified above, (i) with respect to ROE, as an average of each of the three year-end results; (ii) with respect to Efficiency Ratio, as an average of each of the three year-end results; and (iii) with respect to Texas ratio, as an average of each of the twelve quarterly results. Based upon such calculations, the Company’s percentile relative to the Peer Group will be determined. The Compensation Committee expects future awards to NEOs to have a similar structure.

Prior to being named an executive officer of the Company, Mr. Peters was granted 10,000 Time RSUs in January 2021.

2022 Compensation Decisions.

In light of the Company’s outstanding performance, including record net income for the seventh consecutive year, a 49.0 percent increase in diluted earnings per share, loan growth (excluding Paycheck Protection Program loans) of 15.9 percent and a total stockholder return of 65.9 percent in 2021, the Compensation Committee decided that, in addition to the 2021 annual cash incentive payments received by our NEOs, it was proper to make one-time restricted stock unit awards with a grant date value of $50,000 to each of the NEOs. Each award was granted on January 24, 2022 and will vest on March 25, 2022. Each of the awards will be subject to a retention requirement such that 50 percent of the covered shares must be retained for a period of three years following the vesting date.

For performance periods beginning on or after January 1, 2022, the Compensation Committee has decided to replace the Texas ratio performance criterion for annual bonus calculations and performance-based RSU vesting. The new performance criterion will be Total Non-Performing Assets to Total Assets. While this new criterion also addresses an important qualitative measure of the Company’s assets, it is more commonly reported by the Company’s peer group members than the Texas ratio.

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Deferred Compensation Plan

Our NEOs are eligible to participate in the West Bancorporation, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was adopted effective January 1, 2013, to provide key individuals, including our nonemployee directors and the NEOs, with additional deferral opportunities in planning for retirement. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that provides an opportunity for eligible participants to voluntarily defer receipt of a portion of their cash compensation. Though permitted under the plan document, the Company has not made any matching or discretionary Company contributions into the Deferred Compensation Plan on behalf of any of our NEOs. Pursuant to the terms of the Deferred Compensation Plan, the Compensation Committee has set the crediting rate equal to the prime rate, adjusted each January 1, on any amounts voluntarily deferred by plan participants. The crediting rate is 3.25 percent for 2021 and 2022. Our CEO and one other NEO currently participate in the Deferred Compensation Plan. None of our nonemployee directors are currently participating in the Deferred Compensation Plan.

Employment Agreements

The Company has employment agreements with certain of its executives, including each NEO, that provide the NEOs with certain severance benefits, as described in this proxy statement under the heading “Potential Payments upon Termination or Change in Control.” The Compensation Committee believes these severance benefits reflect market levels of benefits when they were negotiated and represent fair and appropriate consideration for the executive’s agreement to the post-termination restrictive covenants. The Company believes that the protections afforded by the agreements are a valuable incentive for attracting and retaining top executives. The Company also believes that in the event of an extraordinary corporate transaction, the agreements could prove important to the Company’s ability to retain top management through the transaction process and to provide motivation to the executives to act in the best interests of the Company and its stockholders before, during and after the transaction.

Perquisites, Retirement and Other Benefits

As a best practice, we have generally avoided the use of perquisites and other types of benefits for executives, emphasizing instead compensation tied to performance. In 2021, none of the NEOs received any perquisites with the exception of Mr. Peters, who received reimbursement of relocation benefits with a gross-up for applicable taxes. Our NEOs participate in our broad-based employee benefit programs, such as medical, dental, disability and life insurance coverage, on the same terms as other eligible employees.

Our NEOs are also eligible to participate in our 401(k) retirement plan on the same terms as other eligible employees. During 2021, the Company made a 100 percent Company matching contribution for participant deferrals into the 401(k) retirement plan, up to a maximum of six percent of a participant’s pay. In addition, for 2021, the Company made an additional discretionary Company contribution into the 401(k) retirement plan of four percent of a participant’s pay. The Company’s contributions in each case were subject to applicable IRS limitations.

All employees of West Bank, including our NEOs, are eligible to receive a discretionary annual holiday bonus paid as a percentage of annual salary. Our NEOs participate in the holiday bonus program on the same terms as our other employees. In 2021, as in prior years, this discretionary bonus was equal to two percent of base salary.

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Regulatory Considerations

As a publicly traded financial institution, the Company must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that the Company and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness, excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid or noncash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity and, if appropriate, comparable compensation practices at peer institutions. This framework also requires the Company to consider its overall financial condition.

Separately, the FDIC, the Federal Reserve, the Office of the Comptroller of the Currency and the Office of Thrift Supervision together issued the Guidance on Sound Incentive Compensation Policies, (the “Joint Guidance”) in 2010. The Joint Guidance complements the Safety and Soundness standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. It is likely the Company will be subject to those further guidelines and procedures if and when they become finalized and effective. During 2011, the regulatory agencies issued initial proposed guidance with respect to the Dodd-Frank Act risk assessment guidelines and procedures, and they revised and re-proposed this guidance in 2016. Depending on whether and when the proposed rules are finalized, the earliest they would likely apply to the Company is for performance periods beginning on or after January 1, 2022. In large part, any guidance under the Dodd-Frank Act would likely restate and codify the frameworks presently set forth in the Safety and Soundness standards and the Joint Guidance.

The Company is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC rules require the Company to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. Accordingly, the Company’s Compensation Committee completes a risk assessment of the Company’s compensation programs and components on an annual basis. The Committee has determined that the Company’s incentive compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for the Company’s NEOs includes a sensible, responsible approach toward balancing risks and rewarding reasonable, but not necessarily easily attainable, goals. The Committee annually revisits the frameworks set forth in the Safety and Soundness standards and the Joint Guidance, as both are effective parts of the Committee’s overall assessment of the balance between risk and reward in the Company’s compensation arrangements. In addition, the Committee continues to monitor the status of the proposed guidance under the Dodd-Frank Act and remains prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

Finally, when making decisions about executive compensation, the Company also considers the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires the Company to recognize the compensation cost of grants of equity awards based upon their grant date fair value.

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Other Compensation and Governance Policies

Share Ownership and Retention Guidelines

We believe our NEOs and nonemployee directors should have a significant equity interest in the Company. To promote equity ownership and align the interests of our executives and directors with those of our stockholders, we maintain the following share retention and ownership guidelines for our senior officers and directors.

CEO	3x base salary
Other NEOs or Executive Vice Presidents	3x base salary
Nonemployee Directors	3x annual cash retainer

The ownership guidelines are the same for each executive, including the CEO, to reflect the same team approach applicable to other elements of our executive compensation program. Until the stock ownership guideline levels are met, executives and directors are expected to retain at least 50 percent of any applicable shares received (on a net after-tax basis) pursuant to our equity incentive plans. If an officer fails to satisfy the guidelines, 25 percent of such officer’s annual incentive bonus, if any, is paid in shares of Company stock until the ownership guideline is satisfied. A failure to satisfy the guidelines by a director is considered by the Nominating and Corporate Governance Committee when evaluating such director’s qualifications for nomination. These guidelines are subject to periodic review by the Compensation Committee, and compliance is monitored on an annual basis. The guidelines for nonemployee directors include annual cash retainer fees received from both the Company and West Bank.

For purposes of compliance with these guidelines, share ownership includes shares owned outright by the individual or his or her immediate family members who share the same household, shares held by the individual in an IRA account, fully vested shares held by the individual under a Company retirement plan and RSUs (both vested and unvested) granted to the individual under any Company equity incentive plan.

As of December 31, 2021, all of our NEOs and non-employee directors hold shares in excess of the requirements in the guidelines, except for one nonemployee director and one NEO who both became subject to the retention guidelines in 2021. They are expected to make continuing progress towards compliance with the guidelines.

Clawback Policy

Effective as of January 27, 2021, the Company maintains a formal clawback policy which provides the Board with the authority to recover certain bonus or other incentive compensation (whether paid in cash or stock) paid to any NEO in appropriate circumstances where there has been a restatement of the Company’s financial statements filed with the SEC. While the Compensation Committee believes its risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with the rules required to be issued under the Dodd-Frank Act, when and if promulgated.

In addition to the formal clawback policy, in the event the Company is required to seek or demand recoupment of any payments made to our NEOs pursuant to law, our employment agreements provide for return of any severance-related payments upon request of the Company. Additionally, all equity awards granted under our 2017 Equity Plan and the 2021 Equity Plan, are subject to cancellation, recoupment, rescission or payback in accordance with applicable law.

Insider Trading Policy

The Company’s insider trading policy permits open market transactions in Company stock beginning the day after the second full trading day after quarterly earnings have been made public until the 10th day of the third month in the quarter. In addition, our NEOs may purchase Company stock through the 401(k) retirement plan. Changes to purchases under the 401(k) retirement plan may be made only during the period when open market transactions are permitted.

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Anti-Hedging Policy

The Company’s insider trading policy prohibits all employees and directors from entering into any hedging transactions involving the Company’s stock.

Anti-Pledging Policy

The Company’s insider trading policy prohibits all NEOs and directors from keeping Company stock in a margin account. In addition, NEOs and directors may not pledge Company stock as collateral for a loan.

Acceleration of Equity Awards

Our award agreements under the 2017 Equity Plan and the 2021 Equity Plan utilize a “double trigger” approach to vesting upon a change in control, rather than a “single trigger” approach under which awards would vest solely upon a change in control. Under our double trigger approach, vesting of our time-based equity awards occurs upon a change in control only if the outstanding equity awards are not fully assumed by the acquiror, or if they are assumed but the participant is subsequently terminated without cause or resigns for good reason. With respect to the Performance RSUs to be granted to our NEOs beginning in 2021, the awards will vest immediately in connection with a change in control based upon the greater of actual performance through the date of a change in control or target level performance without proration. We believe this approach provides adequate employment protection while reducing, for our stockholders’ benefit, potential transaction costs associated with the awards.

No Tax Gross-Ups

Under Section 280G of the Code, an executive may be subject to excise taxes on certain benefits received in relation to a change in control of the Company. While some companies provide excise tax gross-ups to executives, to place the executive in the same tax position as if the excise tax did not apply, we do not believe it is necessary to provide this benefit to our executives. Our employment agreements with the NEOs therefore omit any provision for such a gross-up.

Compensation Committee Report

The Compensation Committee hereby states as follows:

•It has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management; and
•Based on the review and discussion referred to immediately above, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The undersigned members of the Compensation Committee have submitted this report.

Steven K. Gaer, Chair
Michael J. Gerdin
Sean P. McMurray
Steven T. Schuler

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Summary Compensation Table

Compensation earned for services rendered in the year ended December 31, 2021, to our Chief Executive Officer and our other NEOs is provided in the following table. Compensation for 2020 and 2019 is also presented.

Name and Principal Positions	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
David D. Nelson	2021	$485,000	$9,700	$257,325	$243,082	$3,793	$29,000	$1,027,900
President and Chief Executive Officer of the Company and Chief Executive Officer of West Bank	2020	462,160	40,254	188,198	246,285	2,127	28,500	967,524
	2019	436,000	8,720	257,430	242,784	—	28,000	972,934

Douglas R. Gulling	2021	$330,000	$6,600	$257,325	$165,396	$—	$29,000	$788,321
Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank	2020	318,000	27,698	188,198	169,462	—	28,500	731,858
	2019	300,000	6,000	257,430	167,053	—	28,000	758,483

Harlee N. Olafson	2021	$330,000	$6,600	$257,325	$165,396	$—	$29,000	$788,321
Executive Vice President and Chief Risk Officer of the Company and West Bank	2020	318,000	27,698	188,198	169,462	—	28,500	731,858
	2019	300,000	6,000	257,430	167,053	—	28,000	758,483

Brad L. Winterbottom	2021	$330,000	$6,600	$257,325	$165,396	$—	$29,000	$788,321
Executive Vice President of the Company and President of West Bank	2020	318,000	27,698	188,198	169,462	—	28,500	731,858
	2019	300,000	6,000	257,430	167,053	—	28,000	758,483

Bradley P. Peters(8)	2021	$268,461	$5,369	$171,550	$137,830	$1,975	$118,540	$703,725
Executive Vice President of the Company and Executive Vice President and Minnesota Market President of West Bank

(1)The amounts set forth in the “Salary” column reflect base salary earned during the year including, if any, deferrals and salary increases.
(2)The amounts set forth in the “Bonus” column consist of 1) a holiday bonus equal to two percent of annual salary paid to all employees of West Bank and 2) the one-time qualitative adjustment to the Company’s annual incentive program in 2020.
(3)The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of Time RSUs and Performance RSUs granted to each of our NEOs in 2019, 2020 and 2021, as applicable, calculated in accordance with FASB ASC Topic 718. The grant date fair value of Time RSUs is determined using the fair value of our common stock on the date of grant, and the grant date fair value of Performance RSUs is calculated based on the fair value of our common stock on the date of grant and probable outcome of the performance measures for applicable performance period as of the date on which the Performance RSUs are granted. For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022.
(4)The amounts set forth in the “Non-Equity Incentive Plan Compensation” column are shown for the year in which the applicable performance measures were satisfied.
(5)Based upon our results for the fiscal year ended December 31, 2021 and the results of our peers as of September 30, 2021, annual bonuses for 2021 are anticipated to be paid out as shown, which is 83.53 percent of the 60 percent maximum potential amount, resulting in a bonus equal to 50.12 percent of base salary. The final determination of amounts earned for 2021 will be made after the peer group companies’ 2021 financial information is fully available; to the extent actual annual bonuses earned are different than the amounts shown, the actual amounts will be disclosed at that time.
(6)The amounts set forth in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for Mr. Nelson and Mr. Peters represent above-market interest on amounts deferred under the Deferred Compensation Plan.
(7)Consists of contributions made by the Company on behalf all NEOs to the Company’s 401(k) retirement plan and, for Mr. Peters, $91,694 for the reimbursement of relocation expenses with a gross up for applicable taxes.
(8)Mr. Peters was not an NEO prior to 2021.

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Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to our NEOs during 2021. All equity awards were made under our 2017 Equity Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards

Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
David D. Nelson	Annual Cash Incentive		$97,000	$194,000	$291,000
	Time RSUs	1/25/2021							7,500	$128,663(3)
	Performance RSUs	1/25/2021				2,500	5,000	7,500		$128,663(4)
Douglas R. Gulling	Annual Cash Incentive		$66,000	$132,000	$198,000
	Time RSUs	1/25/2021							7,500	$128,663(3)
	Performance RSUs	1/25/2021				2,500	5,000	7,500		$128,663(4)
Harlee N. Olafson	Annual Cash Incentive		$66,000	$132,000	$198,000
	Time RSUs	1/25/2021							7,500	$128,663(3)
	Performance RSUs	1/25/2021				2,500	5,000	7,500		$128,663(4)
Brad L. Winterbottom	Annual Cash Incentive		$66,000	$132,000	$198,000
	Time RSUs	1/25/2021							7,500	$128,663(3)
	Performance RSUs	1/25/2021				2,500	5,000	7,500		$128,663(4)
Bradley P. Peters	Annual Cash Incentive		$55,000	$110,000	$165,000
	Time RSUs	1/25/2021							10,000	$171,550(3)

(1) The amounts set forth in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target and maximum payouts for performance under the annual cash incentive plan as described in the CD&A above. The amount earned by each NEO for 2021 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(2)    The amounts set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns with respect to the 2021 Performance RSUs reflect the threshold, target and maximum number of shares of West Bancorporation, Inc. common stock that may be earned by each individual as a result of the 2021 Performance RSUs granted under the 2017 Equity Plan as described in the CD&A above. The actual number of shares of West Bancorporation, Inc. common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year period from 2021 through 2023.
(3)    The Time RSUs reflect the grant date fair value of awards granted computed in accordance with FASB ASC Topic 718.
(4)    The Performance RSUs reflect the grant date fair value of awards computed in accordance with FASB ASC Topic 718 using the maximum level award.

Restricted Stock Units

In January 2021, Messrs. Nelson, Gulling, Olafson and Winterbottom were each granted 7,500 Time RSUs and 7,500 Performance RSUs. Each of the awards will be subject to a retention requirement such that 50 percent of the covered shares must be retained for a period of one year following the vesting date. The Time RSUs are scheduled to vest in five equal annual installments, on March 25 of 2022, 2023, 2024, 2025 and 2026.

The Performance RSUs are scheduled to vest on March 25, 2024, based on the relative financial performance of the Company to the identified peer group during the 3-year Performance Period. The Performance RSUs are subject to three performance targets, each of which is to be weighted equally and averaged by calendar year over the three-year Performance Period (other than the Texas ratio that is averaged over 12 quarters): (i) the Company’s return on average equity, (ii) the Company’s efficiency ratio and (iii) the Company’s Texas ratio. Each of these ratios is compared to those of the Performance RSU Peer Group as of the grant date. The Performance RSU Peer Group shall be “frozen” as of the grant date. Companies may drop out (but may not be added) if financial information becomes unavailable prior to the conclusion of the Performance Period.
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Proxy Statement Table of Contents
Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards held as of December 31, 2021 by our NEOs.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
David D. Nelson	1/25/2021	7,500(2)	$233,025	7,500(7)	$233,025
	3/23/2020	12,000(3)	372,840
	3/25/2019	9,000(4)	279,630
	3/26/2018	6,000(5)	186,420
	3/27/2017	3,000(6)	93,210
Douglas R. Gulling	1/25/2021	7,500(2)	$233,025	7,500(7)	$233,025
	3/23/2020	12,000(3)	372,840
	3/25/2019	9,000(4)	279,630
	3/26/2018	6,000(5)	186,420
	3/27/2017	3,000(6)	93,210
Harlee N. Olafson	1/25/2021	7,500(2)	$233,025	7,500(7)	$233,025
	3/23/2020	12,000(3)	372,840
	3/25/2019	9,000(4)	279,630
	3/26/2018	6,000(5)	186,420
	3/27/2017	3,000(6)	93,210
Brad L. Winterbottom	1/25/2021	7,500(2)	$233,025	7,500(7)	$233,025
	3/23/2020	12,000(3)	372,840
	3/25/2019	9,000(4)	279,630
	3/26/2018	6,000(5)	186,420
	3/27/2017	3,000(6)	93,000
Bradley P. Peters	1/25/2021	10,000(2)	$310,700
	3/23/2020	5,600(3)	173,992
	3/25/2019	2,100(4)	65,247
(1)     The amounts set forth in the “Market Value of Shares or Units of Stock That Have Not Vested” column are based on a Company stock price of $31.07 per share, which was the closing price per share on December 31, 2021.
(2)     The specified Time RSU award vests ratably over 5 years with future vesting dates of March 25, 2022, 2023, 2024, 2025 and 2026.
(3)    The specified Time RSU award vests ratably over 5 years with future vesting dates of March 25, 2022, 2023, 2024 and 2025.
(4)     The specified Time RSU award vests ratably over 5 years with future vesting dates of March 25, 2022, 2023 and 2024.
(5)    The specified Time RSU award vests ratably over 5 years with future vesting dates of March 25, 2022 and 2023.
(6)    The specified Time RSU award vests ratably over 5 years with a future vesting date of March 25, 2022.
(7)    The value of the Performance RSUs is reported at maximum performance, and the Performance RSUs are scheduled to vest on March 25, 2024.

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Proxy Statement Table of Contents
Option Exercises and Stock Vested

The following table sets forth information for each of our NEOs regarding vesting of stock awards during the year ended December 31, 2021. None of our NEOs held any stock options during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David D. Nelson	15,000	$360,900(1)
Douglas R. Gulling	15,000	360,900(1)
Harlee N. Olafson	15,000	360,900(1)
Brad L. Winterbottom	15,000	360,900(1)
Bradley P. Peters	2,100	50,526(2)

(1) The realized value of Messrs. Nelson, Gulling, Olafson and Winterbottom’s awards reflects the vesting of 15,000 restricted stock units each on March 25, 2021, with a closing stock price of $24.06.
(2) The realized value of Mr. Peters’ award reflects the vesting of 2,100 restricted stock units on March 25,
2021, with a closing stock price of $24.06.

Nonqualified Deferred Compensation

The following table sets forth information concerning the benefits to which each NEO is entitled under the Deferred Compensation Plan as of December 31, 2021.

Name	Executive Contributions in 2021	Registrant Contributions in 2021	Aggregate Earnings in 2021(1)	Aggregate Withdrawals/Distributions	Aggregate Balance at December 31, 2021
David D. Nelson	$138,648	$—	$7,609	$—	$272,120
Douglas R. Gulling	—	—	—	—	—
Harlee N. Olafson	—	—	—	—	—
Brad L. Winterbottom	—	—	—	—	—
Bradley P. Peters	62,500	—	3,963	—	129,157

(1)     The amounts reflected in the “Aggregate Earnings in 2021” column consists of interest credited annually at a rate equal to the prime rate determined annually on each January 1. The above-market portion of this interest in 2021 is reported for each officer in the Summary Compensation Table. The above-market portion is the amount of interest that exceeds 120 percent of the applicable federal long-term rate, compounding (as prescribed under Section 1274(d) of the Internal Revenue Code) at a rate that corresponds most closely to the rate established under the deferred compensation plan.

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Proxy Statement Table of Contents
Potential Payments upon Termination of Employment or Change in Control

Each of our NEOs is party to an employment agreement with the Company and West Bank pursuant to which the NEO is entitled to a minimum annual salary and participation in our annual incentive plan and other benefit plans.

The table below sets forth the estimated amount of compensation payable to each of our NEOs upon termination of such NEO’s employment in the event of (1) the NEO’s disability or death, (2) termination by the Company without cause or by the officer for good reason, in each case other than in connection with a change in control or (3) termination by the Company without cause or by the NEO for good reason, in each case during the period beginning six months before, and ending 24 months after, a change in control. The amounts shown assume the termination was effective as of December 31, 2021, and that the price of Company stock as of termination was the closing price of $31.07 on December 31, 2021. The value of the Performance RSUs included in the “Acceleration of Stock Awards” rows is reported at maximum performance. The actual amounts to be paid can be determined only following the NEO’s termination. We do not provide any benefits to our NEOs solely as a result of a change in control.

Name	Type of Payment	Payments Upon Disability or Death	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason- No Change in Control	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason-Change in Control
David D. Nelson	Cash Severance	$—	$1,458,101	$2,187,151
	Continuation of Insurance Benefits	—	43,344	43,344
	Acceleration of Stock Awards	1,398,150	—	1,398,150
	Total	$1,398,150	$1,501,445	$3,628,645

Douglas R. Gulling	Cash Severance	$—	$253,846	$507,692
	Continuation of Insurance Benefits	—	28,896	28,896
	Acceleration of Stock Awards	1,398,150	—	1,398,150
	Total	$1,398,150	$282,742	$1,934,738

Harlee N. Olafson	Cash Severance	$—	$497,304	$994,607
	Continuation of Insurance Benefits	—	28,896	43,344
	Acceleration of Stock Awards	1,398,150	—	1,398,150
	Total	$1,398,150	$526,200	$2,436,101

Brad L. Winterbottom	Cash Severance	$—	$497,304	$994,607
	Continuation of Insurance Benefits	—	28,896	43,344
	Acceleration of Stock Awards	1,398,150	—	1,398,150
	Total	$1,398,150	$526,200	$2,436,101

Bradley P. Peters	Cash Severance	$—	$361,777	$723,553
	Continuation of Insurance Benefits	—	28,896	43,344
	Acceleration of Stock Awards	549,939	—	1,398,150
	Total	$549,939	$390,673	$2,165,047

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Proxy Statement Table of Contents
Termination and Change in Control Benefits under Employment Agreement with Mr. Nelson

The Company and Mr. Nelson are parties to an employment agreement, effective July 23, 2012. Mr. Nelson serves as the President and Chief Executive Officer of the Company and as the Chief Executive Officer of West Bank under the agreement, as well as a member of the Board of Directors of both entities. The initial term of Mr. Nelson’s agreement ended on December 31, 2015, but the agreement extended automatically for an additional year on January 1, 2015 and each January 1 since that date and will extend on each January 1 going forward unless either party gives notice of nonrenewal. As of December 31, 2021, Mr. Nelson was entitled to a minimum annual salary of $485,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans. Upon the termination of Mr. Nelson’s employment by the Company without cause or by Mr. Nelson for good reason, the agreement entitles Mr. Nelson to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 24 equal monthly installments following the date of termination, as well as 18 months of continued medical coverage at active employee rates. If such termination occurs within six months prior to or two years following a change in control, Mr. Nelson will be entitled to severance payments equal to 300 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates. The aforementioned severance benefits are contingent upon Mr. Nelson’s execution of a general release of claims against the Company. Under the agreement, Mr. Nelson will be subject to non-competition and non-solicitation covenants for a period of 24 months following the termination of his employment.

Termination and Change in Control Benefits under Employment Agreements with Messrs. Olafson and Winterbottom

The Company is a party to employment agreements with each of Messrs. Olafson and Winterbottom, with effective dates of July 23, 2012. Under their respective agreements, Mr. Olafson serves as Executive Vice President and Chief Risk Officer of the Company and West Bank, and Mr. Winterbottom serves as Executive Vice President of the Company and President of West Bank. Each individual serves as a member of the Board of Directors of West Bank. The initial term under each agreement ended on December 31, 2014, but the agreements extended automatically for an additional year on January 1, 2014 and each January 1 since that date, and will extend on each January 1 going forward unless either party gives notice of nonrenewal. As of December 31, 2021, Messrs. Olafson and Winterbottom were each entitled to a minimum annual salary of $330,000 pursuant to their agreements, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans. Upon a termination of the respective executive’s employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates. If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates. The aforementioned severance benefits are contingent upon the respective executive’s execution of a general release of claims against the Company. Under the agreements, Messrs. Olafson and Winterbottom will be subject to non-competition and non-solicitation covenants for a period of 12 months following termination of employment (24 months if the termination occurs following a change in control of the Company).

Termination and Change in Control Benefits under Employment Agreement with Mr. Peters

The Company is a party to an employment agreement with Mr. Peters with an effective date of April 29, 2021. Under his agreement, Mr. Peters serves as Executive Vice President of the Company and Executive Vice President and Minnesota Group President of West Bank. The initial term of the agreement continues until December 31, 2023, but the agreement extends automatically for an additional year on January 1, 2023 and on each January 1 thereafter unless terminated in accordance with the terms of the Agreement. As of December 31, 2021, Mr. Peters is entitled to a minimum annual salary of $275,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans. Upon a termination of Mr. Peters’ employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates. If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates. The aforementioned severance benefits are contingent upon the respective executive’s execution of a general release of claims against the Company. Under the agreement, Mr. Peters will be subject to non-competition and non-solicitation covenants for a period of 12 months following termination of employment (24 months if the termination occurs following a change in control of the Company).

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Transitional Employment Agreement with Mr. Gulling

The Company is a party to a transitional employment agreement with Mr. Gulling with an effective date of June 1, 2021, to provide for the systematic succession and transition of his duties as Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank (the “Transition Agreement”). Upon the effective date, the Transition Agreement superseded Mr. Gulling’s prior employment agreement.

The term of the Transition Agreement commenced on June 1, 2021 and continues until Mr. Gulling’s anticipated retirement from all roles with the Company on December 31, 2022 (the “Employment Period”). Mr. Gulling retired from the role of Executive Vice President and Chief Financial Officer of West Bank on September 30, 2021 and as Executive Vice President, Treasurer and Chief Financial Officer of the Company on December 31, 2021. Between January 1, 2022 and December 31, 2022, Mr. Gulling will remain a non-executive, full-time employee of the Company to assist with the transition of his duties to Ms. Funk and, at the direction of the Company’s Chief Executive Officer, to serve in strategic roles and oversee the development of new bank facilities.

Under the Transition Agreement, Mr. Gulling’s salary will remain $330,000 until March 31, 2022. As of April 1, July 1 and October 1 of 2022, the annual rate of Mr. Gulling’s salary will decrease by 25 percent of the rate in effect as of March 31, 2022. Mr. Gulling will be eligible to receive a performance-based annual incentive bonus for service during 2021, with threshold, target and maximum opportunities equal to 20 percent, 40 percent and 60 percent, respectively, of his annual base salary earned during 2021. During 2022, Mr. Gulling will be entitled to participate in the short- and long-term incentive plans as may be in effect for non-NEO key employees of the Company in the sole discretion of the Compensation Committee of the Company’s board of directors. Mr. Gulling will also be entitled to participate in the Company’s employee benefit plans and programs, except that he will not accrue any vacation during 2022.

The Transition Agreement also provides for severance benefits in the event of termination by the Company other than for cause or by Mr. Gulling for good reason and enhanced severance benefits in the event of either type of termination within six months prior to or 12 months following a change in control of the Company. Severance will be based on 100 percent of the sum of the salary Mr. Gulling would have earned had he remained employed through the end of the Employment Period plus a full bonus for the year of termination (200 percent if in connection with a change in control). All severance benefits under the Transition Agreement are contingent upon Mr. Gulling's execution of a general release of claims against the Company. Under the Transition Agreement, Mr. Gulling will be subject to non-competition and non-solicitation covenants for a period of 12 months following termination of employment. The Transition Agreement may be terminated at will by either party.

Termination and Change in Control Benefits under 2017 and 2021 Equity Incentive Plans

All awards under the 2017 Equity Plan and the 2021 Equity Plan then held by the participant will become fully vested immediately if (1) such plans and their respective award agreements are not fully assumed in a change in control, or (2) such plans and their respective award agreements are fully assumed in the change in control and the participant is terminated by the Company or a subsidiary without cause or the participant resigns for good reason.

Further, under the 2017 Equity Plan and the 2021 Equity Plan, all RSUs generally will become fully vested upon the participant’s termination of service due to the participant’s disability or death. In the event that the participant retires (as defined under each plan), the outstanding RSUs will continue to vest as scheduled provided that the participant signs a release and waiver and does not compete with the Company.

Termination under Deferred Compensation Plan

In the event of a change in control of the Company or the participant’s separation from service due to death or disability, amounts deferred by a participant will be distributed in a lump sum, and Company contributions, if any, will be distributed in accordance with the participant’s elections.

Under the 2021 Equity Plan, with respect to the Performance RSUs to be granted to our NEOs beginning in 2021, the awards will vest immediately in connection with a change in control based upon the greater of actual performance through the date of a change in control or target level performance without proration.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of our median employee’s annual total compensation and the annual total compensation of Mr. Nelson, our President and Chief Executive Officer (the “Pay Ratio”) as of December 31, 2021. The Pay Ratio, as set forth below, is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee at December 31, 2021, excluding Mr. Nelson, using a measure of total cash compensation defined as the sum of base salary, bonus, incentives, holiday, paid time off and overtime pay as reflected in our payroll records. We believe this is a reasonable measure of total compensation. Our employee population consisted of 181 employees at December 31, 2021. This population includes all full-time and part-time employees. We annualized the compensation of employees who were hired during 2021, based on the portion of the year for which they were employed. No full-time equivalent adjustments were made for part-time employees. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure for identifying our median employee.

To calculate the 2021 ratio of compensation of our median employee to that of Mr. Nelson, we calculated the median employee’s annual total compensation consistent with the calculation of Mr. Nelson’s annual total compensation as reported in the “Total” column of our 2021 Summary Compensation Table included in this proxy statement. This includes total cash compensation as described above as well as Company matching and discretionary contributions to participants in our 401(k) employee savings plan and equity awards, as applicable. The annual total compensation for the median employee was $70,564. Mr. Nelson’s total compensation was $1,027,900. The Pay Ratio of Mr. Nelson’s annual total compensation to the annual total compensation of the identified median employee at December 31, 2021 was approximately 15 to 1.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Steven K. Gaer, Michael J. Gerdin, Sean P. McMurray and Steven T. Schuler. No Compensation Committee members have been officers or employees of the Company or West Bank. No NEO of the Company served as a director or member of the compensation committee of any other entity whose executive officers served as a member of our Board or a member of the Compensation Committee.

Proposal 2. Approve the 2021 Compensation of the Company’s Named Executive Officers.

Section 14A of the Exchange Act requires the Company to conduct an advisory stockholder vote to approve the compensation of NEOs. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s pay program for its NEOs. We currently hold our say-on-pay vote every year. The Company is requesting stockholder approval, on an advisory basis, of the compensation of the Company’s NEOs for 2021 as listed in the Summary Compensation Table, appearing in the “Executive Compensation” section in this proxy statement, and as described in more detail in this proxy statement. The Company believes that its executive compensation programs, as explained in the “Executive Compensation” section of this proxy statement, are straightforward and reasonable. As explained, the general objectives of, and important factors for, the Company’s executive compensation program include significant emphasis on the long-term success of the Company through long-term performance of its executives. Stockholders are urged to carefully read the “Executive Compensation” section of this proxy statement, as well as the Summary Compensation Table and narrative disclosures that describe the compensation of our NEOs in 2021. The Board has previously approved the 2021 compensation.

The following resolution is submitted for stockholder approval:

“RESOLVED, that West Bancorporation, Inc.’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ and the tabular disclosure regarding named executive officer compensation contained in the West Bancorporation Inc. proxy statement dated March 10, 2022.”

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Proxy Statement Table of Contents
Approval of this resolution requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

The Board recommends a vote “FOR” approval of the 2021 compensation of the named executive officers. Properly executed proxies on the accompanying proxy card will be voted “FOR” approval of the 2021 compensation of the named executive officers unless contrary instructions are given.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Proposal 3. Ratify the Appointment of Independent Registered Public Accounting Firm.

The Audit Committee of the Board has reappointed RSM US LLP (“RSM”), independent certified public accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2022. RSM will conduct the annual audit of the Company and its subsidiary for 2022. RSM has served as the Company’s independent registered public accounting firm since 1998. In support of the reappointment of RSM as the Company’s independent registered public accounting firm, the Audit Committee considered the following factors:

•The firm’s independence, objectivity and professional skepticism;
•The firm’s compliance with the SEC requirement to rotate the lead engagement partner and concurring review partner every five years;
•Quality of services provided;
•Quality of communication and interaction with the firm;
•A review of the firm’s most recent Public Company Accounting Oversight Board (“PCAOB”) inspection report; and
•Audit and non-audit fees.

The Company is asking its stockholders to ratify the appointment of RSM as the Company’s independent registered public accounting firm for 2022. A description of the fees for services rendered by RSM for 2021 and 2020 and a description of the Company’s policy regarding the approval of independent registered public accountants’ fees are set forth in the next sub-section.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding RSM. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Ratification of the appointment of RSM requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

A representative from RSM will be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Board recommends a vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the year ending December 31, 2022. Properly executed proxies on the accompanying proxy card will be voted “FOR” the ratification of the appointment of RSM as the independent registered public accounting firm for the year ending December 31, 2022, unless contrary instructions are given.

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Proxy Statement Table of Contents
Audit Fees

During the period covering the fiscal years ended December 31, 2021 and 2020, RSM performed the professional services listed in the following table.

	2021	2020
Audit fees (1)	$320,250	$308,378
Audit-related fees (2)	31,000	29,600
Tax fees (3)	9,503	7,088
All other fees (4)	9,660	27,566
Total	$370,413	$372,632
(1)Audit fees represent fees for professional services provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports and reporting on internal controls in accordance with Section 404 of the Sarbanes-Oxley Act.
(2)Audit-related fees represent fees for professional services provided for the audit of the Company’s 401(k) retirement plan.
(3)Tax fees represent fees for professional services related to tax compliance, which included review of tax returns and advice on certain tax issues.
(4)All other fees represent fees for information technology services.

The Audit Committee considered whether the non-audit services provided to the Company by RSM are compatible with maintaining RSM’s independence and concluded that the independence of RSM is not compromised by the provision of such services. The Audit Committee pre-approves all audit services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent registered public accounting firm prior to engagement.

Audit Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby states as follows:

•It has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2021, with management;
•It has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•It has received the written disclosures and the letter from our independent auditor, RSM, required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence, qualifications and performance;
•At each of its meetings, it has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
•It has reviewed and approved or ratified all related-party transactions between the Company and its directors;
•Based on the review and discussions referred to above, it recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2021, for filing with the SEC;
•The Board has reviewed and approved the Audit Committee charter;
•It has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits; and
•It has selected RSM, independent registered public accounting firm, as the principal accountant for 2022.

The undersigned members of the Audit Committee have submitted this report.

Steven T. Schuler, Chair
James W. Noyce
Therese M. Vaughan

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Proxy Statement Table of Contents
GENERAL MATTERS

Certain Relationships and Related Transactions

Certain directors of the Company have direct and indirect material interests in loans made by West Bank. All the loans were made in West Bank’s ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to West Bank or the Company, and did not involve more than the normal risk of collectability or present other unfavorable features. None of the loans have been classified as nonaccrual, past due, troubled debt restructured or potential problem loans. The Board considered these loans when reviewing the independence of its directors and determined that such loans did not prevent the relevant directors from being able to serve as independent directors.

The Audit Committee’s charter requires the Audit Committee to review and approve all related-party transactions that must be disclosed. All transactions between the Company or its subsidiaries and any related person, including loans made by West Bank involving $120,000 or more, are reviewed to determine whether all material facts of the transaction are known to the Audit Committee, the transaction complies with known legal requirements, and the transaction is fair to the Company and West Bank. The Audit Committee completed the required review of the fiscal year 2021 related-party transactions and all transactions were approved and ratified.

2023 Stockholder Proposals

In order for a proposal from a stockholder to be eligible for inclusion in the Company’s proxy statement and proxy card relating to the 2023 annual meeting of stockholders, the proposal must be received by the Company by November 10, 2022. However, if the date of the 2023 annual meeting is changed by more than 30 days from April 28, 2023, the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2023 annual meeting in order to be eligible for inclusion in the Company’s proxy statement and proxy card. Upon timely receipt of any such proposal, the Company will determine whether to include such proposal in the proxy statement and proxy card in accordance with applicable SEC regulations governing stockholder proposals and the solicitation of proxies.

In order for a stockholder to propose other business to be considered at the 2023 annual meeting (but not included in the Company’s proxy statement) the stockholder must deliver written notice of the proposed business to the Company prior to January 24, 2023, which is 45 days prior to the first anniversary date of the date stockholders received access to the proxy materials for the preceding year’s annual meeting. The notice must contain the information required by the Company’s bylaws.

Stockholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures:

1.Submit the recommendation to Ms. Gillespie, Corporate Secretary of the Company, no later than November 10, 2022, which is 120 days prior to the anniversary of this year’s proxy mailing date.
2.Prove the person making the recommendation is a Company stockholder who owns shares with a market value of at least $2,000 at the time the submission is provided.
3.If the person being recommended is aware of the submission, include a signed statement from such nominee so indicating.
4.If the person being recommended is not aware of the submission, include an explanation why the nominee is not aware of his or her nomination.
5.Comply with the additional requirements as described in Article III, Section 15 of the Company’s Amended and Restated Bylaws.

The written submission must be mailed or hand delivered to:

Ms. Melissa L. Gillespie
Corporate Secretary
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266

2022 Proxy Statement | 50

Proxy Statement Table of Contents
Stockholder Communications

It is the general policy of the Board that management speaks for the Company. To the extent stockholders wish to communicate with a Company representative, they may do so by contacting Ms. Jane M. Funk, Executive Vice President, Chief Financial Officer and Treasurer, 1601 22nd Street, West Des Moines, Iowa 50266. Ms. Funk may be reached by telephone at 515-222-2300 or by email at jfunk@westbankstrong.com.

The Company has a process for stockholders to send communications to the Board or any of its individual members. Any stockholder wishing to communicate with one or more Board members should address a written communication to Ms. Funk at the address noted above. Ms. Funk will forward all appropriate stockholder communications to the full Board or its individual members as appropriate. Ms. Funk will generally not forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Delivery of Documents to Stockholders Sharing an Address

In some instances, only one notice is being delivered to two or more stockholders who share an address. The Company will promptly deliver a notice to any stockholder who makes such a request. Any stockholder who wishes to receive a separate copy of the notice in the future may notify Melissa L. Gillespie, Corporate Secretary, at 1601 22nd Street, West Des Moines, Iowa 50266, or by calling 515-222-2300. Alternatively, any stockholders sharing an address who are receiving multiple copies of the notice may also notify Ms. Gillespie to request delivery of only one copy.

By Order of the Board of Directors,

/s/ Melissa L. Gillespie

Melissa L. Gillespie
Vice President
Corporate Secretary
Assistant General Counsel
West Bancorporation, Inc.

March 10, 2022

2022 Proxy Statement | 51

Proxy Statement Table of Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement, Proxy Card, Annual Report and Form 10-K are available at
ir.westbankstrong.com/sec-filings/documents/default.aspx

WEST BANCORPORATION, INC.
Annual Meeting of Stockholders
April 28, 2022 4:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James W. Noyce and David D. Nelson, or either of them, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the record date, February 18, 2022, as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders of said corporation to be held in the David L. Miller Conference Center at the Company’s headquarters located at 1601 22nd Street, West Des Moines, Iowa, on Thursday, April 28, 2022, at 4:00 p.m. Central time, and any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Proxy Statement Table of Contents
Continued and to be signed on the reverse side

                        VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022, for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

                        VOTE BY PHONE - 1-800-690-6903
                        Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.
                        Eastern Time on April 27, 2022. Have your proxy card in hand when you call and then follow the instructions.

                        VOTE BY MAIL
                        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
                        Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEST BANCORPORATION, INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except

The Board of Directors recommends you vote FOR ALL the following:				☐	☐	☐

1.	Election of Directors
Nominees:
01	Patrick J. Donovan	02	Lisa J. Elming	03	Steven K. Gaer		04	Michael J. Gerdin
05	Douglas R. Gulling	06	Sean P. McMurray	07	George D. Milligan		08	David D. Nelson
09	James W. Noyce	10	Rosemary Parson	11	Steven T. Schuler		12	Therese M. Vaughan
13	Philip Jason Worth

The Board of Directors recommends that you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	To approve, on a nonbinding basis, the 2021 compensation of the named executive officers disclosed in the proxy statement.							☐	☐	☐
3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2022.							☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

If this proxy is signed and dated but no direction is given for a particular matter, this proxy will be voted (1) FOR THE ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1; (2) FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN PROPOSAL 2; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022 IN PROPOSAL 3; AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date